                                                                   EXHIBIT 10.34
                      AMENDED AND RESTATED LEASE AGREEMENT

                                  (BUILDING 3)

                                 by and between

                           M-F DOWNTOWN SUNNYVALE, LLC

                                  ("LANDLORD")

                                       and

                        HANDSPRING FACILITY COMPANY, LLC

                                   ("TENANT")

                          DATED AS OF JANUARY 29, 2003

                                    EXHIBITS

Exhibit "A"       Project Site Plan

Exhibit "B"       Guaranty

Exhibit "C"       Dedicated Garage Exit Area

Exhibit "D"       Rules and Regulations

Exhibit "E"       Approved Form of Tenant Estoppel Certificate

Exhibit "F"       Form of Lease Termination Note

Exhibit "G"       Form of Lease Amendment

                             BASIC LEASE INFORMATION

Lease Date:                         January 29, 2003

Landlord:                           M-F Downtown Sunnyvale, LLC,
                                    a Delaware limited liability company

Managing Agent:                     The Mozart Development Company

Landlord's and Managing
Agent's Address:                    c/o The Mozart Development Company
                                    1068 East Meadow Circle
                                    Palo Alto, CA  94303
                                    Facsimile: (650) 493-9050
                                    Attn:  James Freitas & John Mozart

Tenant: Handspring Facility Company, LLC, a Delaware limited liability company

TENANT'S ADDRESS:                   FOR NOTICE AND BILLING:
                                    c/o Handspring, Inc.
                                    189 Bernardo Avenue
                                    Mountain View, CA  94043-5203
                                    Facsimile (650) 230-5139
                                    Attn:  David Pine
                                    Vice President, General Counsel

Land: The real property outlined on Exhibit "A" attached hereto.

Building:                           A six-story building at the corner of Evelyn
                                    and Mathilda Avenues in Sunnyvale, in the
                                    general location and configuration
                                    designated as "Building 3" on Exhibit "A." A
                                    portion of the Project Garage (as defined in
                                    Recital C) will be located under the
                                    Building but will not be included in the
                                    definition of "Building" for purposes of
                                    this Lease.

Premises:                           Parcel 4 as shown and described on that
                                    certain Parcel Map filed for record in the
                                    Office of the Recorder of the County of
                                    Santa Clara, State of California, on
                                    November 22, 2000 in Book 734 of Maps at
                                    pages 17 through 21, inclusive)], provided
                                    that the definition of Premises shall be
                                    modified upon the occurrence of a partial
                                    termination or Reinstatement of this Lease
                                    in accordance with Paragraph 45.

Project:                            The Land, the Building, two additional
                                    buildings and the Project Garage, and such additional buildings, parking structures and improvements as Landlord may elect to construct on the Land or such additional land as may be acquired by Landlord (or one or more affiliates of Landlord) that Landlord designates as being included in the Project.

Rentable Area of the Building:      212,795 rentable square feet.

Tenant's Use of the Premises:       Location of the Building, with the use of
                                    the Building limited to general office,
                                    sales, research and development, and
                                    temporary storage of equipment

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
                                    components (excluding uses that involve the use of Hazardous Substances, as defined in Paragraph 39, beyond levels typical for office use).

Lease Term:                         Five (5) years (the "Initial Term"),
                                    with the right to extend for five (5)
                                    additional five (5) year terms (each, an
                                    "Extension Term") in accordance with
                                    Paragraph 41. The Initial Term and Extension
                                    Term(s) (if any) shall collectively be
                                    defined as the "Term".

Parking Spaces:                     594 parking spaces will be available to
                                    Tenant in accordance with Paragraph 33.

Commencement Date:                  January 29, 2003.

Monthly Base Rent:                  Initially, Nineteen Thousand Three Hundred
                                    Thirty-Three Dollars ($19,333), provided
                                    that Monthly Base Rent shall be adjusted
                                    upon the occurrence of a Reinstatement in
                                    accordance with Paragraph 45, and shall
                                    further be adjusted during any Extension
                                    Term(s) in accordance with Paragraph 42.

Security Deposit:                   During the Initial Term and prior to any
                                    Reinstatement:  None

                                    Following any Reinstatement and/or during any Extension Term(s): Tenant shall provide and maintain a letter of credit in the Required Amount as more specifically provided in Paragraph 43, which amount may be adjusted during the Term in accordance with such paragraph.

Guarantor:                          Handspring, Inc., a Delaware corporation
                                    ("Guarantor"), pursuant to that certain
                                    Guaranty dated as of the date hereof, by
                                    Guarantor for the benefit of Landlord, a
                                    copy of which is attached hereto as Exhibit
                                    "B" (the "Guaranty").

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

LANDLORD:                                  TENANT:
--------                                   ------
M-F Downtown Sunnyvale, LLC,               HANDSPRING FACILITY COMPANY,
a Delaware limited liability company       a Delaware limited liability company

                                               By:  Handspring, Inc., a Delaware
                                                    corporation
By:  M-D Ventures, Inc., a California          Its: Managing Member
     Corporation, its Manager
                                                        /s/ Donna Dubinsky
                                                   By:  --------------------
                                                                CEO
                                                   Its: --------------------
     By:  /s/ John Mozart
          --------------------------
          John Mozart, its President

                      AMENDED AND RESTATED LEASE AGREEMENT

         THIS AMENDED AND RESTATED LEASE AGREEMENT (the "Lease") is made and entered into as of January 29, 2003, by and between M-F DOWNTOWN SUNNYVALE, LLC, a Delaware limited liability company (herein called "Landlord"), and HANDSPRING FACILITY COMPANY, a Delaware limited liability company (herein called "Tenant").

                                    RECITALS

         A. Landlord is the owner of that certain parcel of real property (the "Parcel") located in the City of Sunnyvale, County of Santa Clara, State of California, commonly known and referred to as 100 Mathilda Place and more particularly described as follows:

                  Parcel 4 as shown and described on that certain Parcel Map (the "Parcel Map") filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on November 22, 2000 in Book 734 of Maps at pages 17 through 21, inclusive.

         B. There is currently located within the Parcel an office building containing approximately 212,795 gross square feet of space (the "Building").

         C. Landlord is also the owner of that certain parcel of real property (the "Garage Parcel") located in the City of Sunnyvale, County of Santa Clara, State of California, described as Parcel 1 as shown and described on the Parcel Map. There is located within the Garage Parcel and within an adjoining parcel of real property owned by the Redevelopment Agency of the City of Sunnyvale (the "Agency") a 1600 space underground parking garage and other improvements (collectively, the "Project Garage").

         D. On or about February 14, 2001, Landlord, as landlord, and Guarantor, as tenant, entered into that certain Lease Agreement (Building 3) (as amended prior to the date hereof, the "Original Lease"), whereby Landlord agreed to lease to Guarantor, and Guarantor agreed to lease from Landlord, all of the Building and certain associated parking and other rights. All of Guarantor's right, title and interest under the Original Lease has been assigned to Tenant pursuant to that certain Assignment and Assumption Agreement dated as of January 29, 2003.

         E. Pursuant to that certain Property Purchase and Lease Modification Agreement dated as of January 29, 2003 by and between Landlord, Tenant and Guarantor (the "Purchase Agreement"), (i) Landlord has, as of the date hereof, sold, transferred and conveyed the Building to Tenant, and Tenant has purchased and acquired the Building from Landlord, and (ii) Landlord and Tenant have agreed to modify the terms of the Original Lease to exclude the Building from the term of such lease and otherwise to amend the Lease as hereinafter provided.

         F. In connection with such modification, Landlord and Tenant acknowledge and agree that due to Landlord's reversionary interest in the Building and the Building's inclusion in the Project which continues to be otherwise owned and managed by Landlord, Landlord has a substantial interest in the continued existence, condition, maintenance, repair, use and occupancy of the Building and improvements located therein, and, accordingly, Landlord will continue to have certain obligations with respect to maintenance, repair and restoration of the Building, will continue to insure the Building, and will continue to have certain rights with respect to alterations to and assignment and subletting within the Building, all as hereinafter provided, notwithstanding Tenant's ownership of the Building.

         G. Also in connection with such modification, Landlord and Tenant further acknowledge and agree that the initial economic terms of such modification are significantly favorable to the Tenant both (i) at Guarantor's request to obtain significant economic relief under the Existing Lease, and (ii) to reflect the Landlord's right to cause a termination of the Lease with respect to all or a portion of the Premises by an Acceleration Notice. Accordingly, if a "Reinstatement" of the Lease occurs under the circumstances described in Paragraph 45, thereby creating a longer term (and extension rights) under the Lease and eliminating Landlord's right to cause a termination of the Lease and, therefore, allowing the Tenant significant potential economic benefits from the Lease and the Building, then it is

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economically balanced and fair in fact that under such circumstances Tenant's obligations under the Lease shall be modified as provided in Paragraph 45.

         H. Landlord and Tenant desire to amend and restate the Original Lease in accordance with the foregoing Recitals, and also to reflect all other terms and conditions set forth in this Amended and Restated Lease and for the purposes provided herein.

         NOW, THEREFORE, in consideration of the rents to be paid hereunder and of the agreements, covenants and conditions contained herein, Landlord and Tenant hereby agree that the Original Lease is hereby amended and restated in its entirety, to read as follows:

         1.       PREMISES AND PROJECT.

                           (a) PREMISES. Upon and subject to the terms,
covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the "Premises" (as defined in the Basic Lease Information).

                           (b) [INTENTIONALLY DELETED]

                           (c) PROJECT. The term "Project" shall mean the Land,
the Building, the Project Garage, the additional buildings designated as "Building 1" and "Building 2" on "Exhibit "A," and any other buildings, parking structures and improvements constructed on the Land now or in the future. In addition, Landlord may expand the land and improvements that are included in the "Project" to include any other property acquired by Landlord or its affiliates (as such term is defined at any given time), regardless of whether any such other property is leased to Tenant or leased to, sold to or occupied by a third party or third parties, provided that if such expansion occurs after a Reinstatement or "Occupancy" (as defined in Paragraph 2(c)), Tenant's costs related to Project Common Area Expenses shall not materially increase (after taking into account any additional benefits, rights and/or cost savings to Tenant) as a result solely of such Project expansion unless Tenant consents to such expansion in writing in advance, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall deliver written notice to Tenant of Landlord's intent to expand the Project, identifying the property and improvements which will be added to the Project and including a new Exhibit "A" reflecting the addition to the Project, and specifying whether Tenant's consent to such expansion is required under this Paragraph 1(c) (and, if it is required, requesting such consent). Failure by Tenant to respond to any written request by Landlord for such consent within ten (10) business days after receipt of Landlord's request shall be deemed consent by Tenant to the expansion described in such notice. Any such Project expansion shall be effective on the date designated by Landlord in its notice to Tenant.

                           (d) DISPOSITION AND DEVELOPMENT AGREEMENT. Landlord
has acquired the Land pursuant to a Disposition and Development Agreement (the "DDA") with the Agency. Pursuant to the DDA, the Project Garage includes an underground public parking facility (the "City Garage") under certain adjacent land owned by the Agency, which underground parking facility will be connected physically to the portion of the Project Garage located under the Land. In addition, Landlord is obligated to grant the City of Sunnyvale (the "City") the right, pursuant to that certain Declaration of Covenants, Conditions, and Restrictions and Reciprocal Easement Agreement (Downtown Sunnyvale Parking Structures) dated as of November 15, 2000 and recorded November 22, 2000, as Instrument Number 15470449 in the Official Records of Santa Clara County, California (such document being defined as the "Parking REA"), to use the Project Garage for parking in up to 320 parking stalls in evening and weekend hours as specified in the DDA, and also to use the entire Project Garage for "special events" parking in evening and weekend hours up to eight times per year as specified by the City (such rights, and any other similar parking rights granted to the City pursuant to the DDA or the Parking REA, or pursuant to rules and regulations adopted in connection therewith, are defined collectively herein as the "City Parking Rights"). The Parking REA also provides for the allocation of certain shared costs between the City Garage and the Project Garage. All parking rights of Tenant hereunder, and of the other tenants in the Project, are subject to the City Parking Rights. Landlord shall have the right to make reasonable modifications to the Parking Rights, or to create, accept or adopt additional Parking Rights, provided that (except for modifications and additional Parking Rights that are required by the City or by applicable governmental authority, quasi-governmental authority or Laws, which shall not require Tenant's consent), Landlord shall obtain the prior written consent of Tenant to any such modifications or additional Parking Rights that are made after a Reinstatement or Occupancy, which consent shall not be unreasonably withheld,

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conditioned or delayed so long as they do not materially adversely affect
Tenant's Permitted Use of the Premises, Minimum Parking as provided in Paragraph 33, or access to the Premises, and do not materially alter the allocation of Project Costs to the Building or result in Tenant's cost of occupancy of the Premises being materially increased and/or Tenant's rights under this Lease being materially diminished. Failure by Tenant to respond to any written request by Landlord for such consent (which request shall include a copy or description of the proposed modification and/or additional Parking Rights) within ten (10) business days after receipt of Landlord's request shall be deemed consent by Tenant to the proposed modification to the Parking Rights or additional Parking Rights described in such request. The development of the Project as contemplated or required by the DDA shall be defined in this Lease as the "Initial Development", and shall include, without limitation, (i) the acquisition of the Land, (ii) construction of the Building, the Project Garage, and all other buildings and improvements (including any necessary demolition) to be constructed on the Land, (iii) creation, filing and recordation of the Initial Parcel Map (as defined below), the Parking REA, the Initial CC&Rs (as defined below), and any other Encumbrances contemplated by the DDA and any necessary modifications or amendments thereto, and (iv) any and all other activities, actions, requirements, assessments, approvals, documents, instruments and similar items that are, in Landlord's reasonable discretion, necessary or desirable in connection therewith.

                           (e) RECONFIGURATION/PARCEL MAP. In connection with
the Initial Development, Landlord has filed a parcel map that causes the airspace to be occupied by the Building to consist of one legal parcel, and the airspace to be occupied by each additional building in the Project to consist of a separate legal parcel, and the Project Garage and Project Common Area collectively to consist of a separate legal parcel (such parcel map being defined as the "Initial Parcel Map"). Landlord reserves the right, without incurring any liability to Tenant and without constituting an eviction (constructive or otherwise), and without entitling Tenant to any abatement of Rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant's obligations under this Lease, to amend the Initial Parcel Map to reconfigure the parcels, even if such map would cause a reduction in the size of the Land, so long as the size of the building envelope in which the Building is or will be located is not materially affected by such action, the Project continues to be in compliance with all applicable Laws (including, without limitation, city parking requirements and other development approvals and land use regulatory requirements), and, if such amendment is filed after a Reinstatement or Occupancy, Tenant's Permitted Use of the Premises as allowed by this Lease is not materially impaired thereby and the Minimum Parking continues to be available to Tenant as provided in Paragraph 33. Tenant shall cooperate with Landlord in connection with any amendment to the Initial Parcel Map and/or any other subdivision or lot line adjustment process with respect to the Land or Project generally, provided that Tenant shall not be obligated to incur material costs in connection with such cooperation. In addition, at any time during the Term, Landlord may reduce the land and improvements that are included in the Project, subdivide the Project, or otherwise reconfigure the Project in any way, so long as in connection with such reconfiguration (other than in connection with the Initial Development) the size of the building envelope in which the Building is or will be located is not materially affected by such action, the Project continues to be in compliance with all applicable Laws (including, without limitation, city parking requirements and other development approvals and land use regulatory requirements), and, if such actions occur after a Reinstatement or Occupancy, Tenant's Permitted Use of the Premises as allowed by this Lease is not impaired thereby, the Minimum Parking continues to be available to Tenant as provided by Paragraph 33, and Tenant's access to the Premises is not materially impaired. Upon Landlord's request, Tenant shall execute and deliver any documents or instruments reasonably required in connection with any amendment to the Initial Parcel Map and/or any other subdivision or lot line adjustment process in connection with this Paragraph 1(e).

                           (f) CONSTRUCTION OF FUTURE PHASES. Landlord has
constructed and/or shall hereafter construct the other buildings shown on Exhibit "A" and all other on-site and off-site improvements that are expressly required by the terms and conditions of the DDA, the Parking REA and/or the CC&Rs, as such documents may be amended from time to time. In addition, Landlord may construct additional buildings and improvements on the Land in such locations as Landlord may determine, in its sole discretion. Tenant acknowledges that during any such construction and development, Landlord, its tenants, and their respective employees, contractors and agents will require access across and through the Project Common Area for purposes of construction and development of additional buildings and improvements in the Project (as it may exist from time to time) and use of portions of the Project Common Area for construction staging in connection with such construction and development, including, without limitation, for the storage of all necessary materials, tools and equipment. Landlord shall not be liable to Tenant for any interference with Tenant's use of the Project Common Area with respect to such construction and development activities or any noise, vibration, or other disturbance to Tenant's business at the Premises which may result from such activities, so

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long as the Building's structural components and Building Systems are not materially adversely affected by such activities, the Project continues to be in compliance with all applicable Laws, and, with respect to any such activities that occur after a Reinstatement or Occupancy, Tenant at all times has reasonable access to the Building and use of the Minimum Parking as provided in Paragraph 33, and Landlord takes commercially reasonable steps to minimize any material adverse effect on Tenant's Permitted Use of the Premises arising from such activities. Tenant shall cooperate with Landlord in connection with any construction or development activities with respect to any such construction of buildings or improvements, including, without limitation, by cooperating in any parking restrictions and limitations during such activities.

                           (g) COMMON AREA. The term "Common Area" or "Project
Common Area" shall mean all areas and facilities within the Project that are not designated by Landlord, from time to time, for the exclusive use of Tenant or any other tenant or other occupant of the Project, that are located outside the building envelopes of the Building and of any other buildings now or hereafter located in the Project. Project Common Areas shall include, without limitation, the Project Garage, facilities and equipment servicing the Project as a whole or the Project Garage, access and perimeter roads and ramps, pedestrian sidewalks, landscaped areas, plaza areas, trash enclosures, recreation areas and the like.

                           (h) CC&Rs. The operation of the Project Common Area
(including the Project Garage), and access to, from and between various portions of the Project Common Area, are and shall be governed by that certain Declaration of Covenants, Conditions and Restrictions and Reciprocal Easement Agreement, dated as of November 22, 2000, and recorded November 22, 2000 as Instrument Number 15470450 in the Official Records of Santa Clara County, and such additional conditions, covenants and restrictions and/or reciprocal easements and/or reciprocal licenses (any of the foregoing being defined herein collectively as "CC&Rs"), as are required by or pursuant to the DDA, in connection with the Initial Parcel Map, or as Landlord may otherwise determine in its discretion are necessary or desirable in connection with the Initial Development (such CC&Rs in connection with the DDA or Initial Development being defined herein collectively as the "Initial CC&Rs") between the owners of portions of the Project, including, without limitation, in order to provide necessary or appropriate access over, across and from the Common Area (including any ramps between the parking structures, roadways and drive aisles located thereon) to other portions of the Common Area and/or to any other property which is included in the Project, and/or that encumber portions of the Project for the benefit of other portions of the Project or the adjacent City property (or reciprocally benefit each other), and/or in order to provide sufficient parking for any portion of the Project or in connection with the City Parking Rights, and/or that allocate costs of the operation, maintenance, repair Project and/or Project Common Area among the owners of portions of the Project in a reasonable and customary manner. Without limiting the foregoing, the Initial CC&Rs provide for elevator and stairwell access from the portion of the Project Garage located under each building in the Project to the exterior Project Common Area through a corridor located on the ground floor of each such building from the elevator and stairwell to the exterior Project Common Area in a location and configuration designated by Landlord, which access right shall burden the applicable building for the benefit of the remaining portions of the Project; provided that with respect to such access corridor located on the ground floor of the Building (defined herein as the "Dedicated Garage Exit Area"), (i) the Dedicated Garage Exit Area is or will be in the area shown on Exhibit "C" attached hereto, and
(ii) the Dedicated Garage Exit Area is or will be physically partitioned from the remainder of the Building by Landlord (provided that Landlord shall not be required by the terms of this Lease to effect such separation prior to the occurrence of a Reinstatement or Occupancy) such that Tenant shall have the right to limit, prevent or lock any direct access to the remainder of the Building from the Dedicated Garage Exit Area. The Initial CC&Rs and all provisions thereof will at all times be superior in priority to this Lease. Landlord shall have the right to make reasonable modifications to the Initial CC&Rs during the Term, or to create additional CC&Rs affecting all or portions of the Project, provided that (except for modifications and/or additional CC&Rs that are required by applicable governmental authority, quasi-governmental authority, or Laws, which shall not require Tenant's consent), Landlord shall obtain the prior written consent of Tenant to such modifications or additional CC&Rs that occur after a Reinstatement or Occupancy, which consent shall not be unreasonably withheld, conditioned or delayed so long as such modifications or additional CC&Rs do not materially adversely affect Tenant's Permitted Use of the Premises, Minimum Parking as provided in Paragraph 33 or access to the Premises; and do not materially alter the allocation of Project Costs to the Building or materially affect Common Areas located within the Building (if any), or result in Tenant's cost of occupancy of the Premises being materially increased and/or Tenant's rights under this Lease being materially diminished. Failure by Tenant to respond to any written request by Landlord for such consent (which request shall include a copy of the proposed modification and/or additional CC&Rs) within ten (10) business days after receipt of Landlord's request shall be deemed consent by Tenant to the proposed modification to the Initial CC&Rs or additional CC&Rs described in such request. In addition, the parties acknowledge that, notwithstanding Tenant's ownership of the Building, Landlord, as owner of the Parcel, is the "Voting Member" (as defined in Section 3.5 of the Initial CC&Rs) with respect to the Parcel.

                           (i) USE OF THE PREMISES AND COMMON AREA. Tenant may
use and occupy the Premises for the purposes specified in the Basic Lease Information ("Permitted Use"), subject to the terms and conditions of this Lease, and for no other use or purpose without the prior written consent of Landlord. Landlord shall have the right to grant or withhold consent to a use other than the Permitted Use in its sole discretion. Tenant shall be entitled to the nonexclusive use of the Common Area with Landlord and other occupants (if any) of the Project in accordance with the limitations and restrictions in this Lease and the Rules and Regulations established by Landlord from time to time; provided, however, that if Landlord reconfigures the Project or sells a portion of the Project (including, without limitation, if the Project Garage is owned by an entity other than Landlord), Landlord shall assure to Tenant that, after any Reinstatement or Occupancy, Tenant shall continue to have reasonable access to the Premises and Tenant's Minimum Parking as provided in Paragraph 33 through the Initial CC&Rs or subsequent CC&Rs or other like mechanism. Notwithstanding anything to the contrary in the Basic Lease Information or in this Lease, Tenant understands and agrees that (a) the Parking REA, the Initial CC&Rs and such additional CC&Rs as Landlord may elect to record against the Project as provided in Paragraph 1(h) , and/or (b) certain other easements, licenses, access agreements and other encumbrances recorded in the official records of Santa Clara County (collectively, the Parking REA, the Initial CC&Rs, any additional CC&Rs, and any such encumbrances are sometimes collectively referred to herein as the "Encumbrances") may encumber the Land and/or Project now or in the future, and that Tenant's occupancy and use of the Premises and Building and use of the Project Common Area may be restricted by such Encumbrances. If necessary, Tenant shall execute such documents as are reasonably necessary to cause this Lease to become subordinate to any such Encumbrances, provided that Tenant shall have been provided with a true, correct and complete copy thereof prior to the date hereof or, with respect to future CC&Rs or Encumbrance, prior to its effective date, and any approval given by Landlord hereunder shall be limited to the matters covered by such approval with respect to this Lease only and shall not be interpreted to include any approval or consent in respect of the CC&Rs or Encumbrance. After a Reinstatement or Occupancy, Landlord agrees to use commercially reasonable efforts to enforce specific provisions of the CC&Rs and/or Parking REA for the benefit of the Premises and Building upon receipt of written request from Tenant specifying the specific relevant provisions to be enforced and specific enforcement efforts that Tenant requests Landlord to take.

         2.       TERM AND POSSESSION.

                           (a) TERM. The term of this Lease (the "Term") shall
commence on the Commencement Date set forth in the Basic Lease Information and, unless sooner terminated pursuant to the express provisions of this Lease, shall expire on the date that is one day prior to the fifth anniversary of the Commencement Date (subject to extension in accordance with Paragraph 41 to the date that is one day prior to the fifth anniversary of the last Extension Term that is exercised) (such date being the "Expiration Date").

                           (b) NO REPRESENTATIONS OR WARRANTIES. Tenant
acknowledges that Landlord has not made any representation or warranty with respect to the Premises or the Building or the condition of the Building or the Project Common Area (except as may be expressly provided herein), or with respect to the suitability or fitness of any of the foregoing for the conduct of Tenant's permitted use or for any other purpose. By occupying the Premises, Tenant shall be deemed to have accepted the same as suitable for the purpose herein intended, subject to Landlord's obligations pursuant to Paragraph 7(a).

                           (c) OCCUPANCY. The term "Occupancy", when capitalized
and used in this Lease, shall mean physical occupancy by or through Tenant of all or any portion of the Building that occurs after the Commencement Date and prior to a Reinstatement, if any, with respect to the portion of the Building that is so Occupied. Without limiting the foregoing, the commencement of construction of any Alteration (as defined in Paragraph 6) shall be deemed "Occupancy" hereunder with respect to the portion of the Building to which such Alteration is made or being made.

         3.       RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES FOR EXPENSES AND
TAXES.

                           (a) MONTHLY BASE RENT. Tenant's obligation to pay
Monthly Base Rent hereunder shall commence on the Commencement Date. Commencing on the Commencement Date and throughout the Term of this Lease, Tenant shall pay the monthly base rent specified in the Basic Lease Information, as it may be adjusted pursuant to Paragraph 42 and/or 45) (as so adjusted from time to time, "Monthly Base Rent"), on the first day of each month, in advance, in lawful money of the United States (without any prior demand therefor and without deduction or offset whatsoever, except as expressly provided in this Lease) to Landlord or its Managing Agent at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord or its Managing Agent may from time to time designate in writing. In addition, Tenant shall pay to Landlord all charges and other amounts whatsoever as provided in this Lease ("Additional Charges") at the place where the Monthly Base Rent is payable, and Landlord shall have the same remedies for a Default in the payment of Additional Charges as for a Default in the payment of Monthly Base Rent. As used herein, the term "Rent" shall include all Monthly Base Rent and Additional Charges (including after a Reinstatement or Occupancy, without limitation, Additional Charges for Real Estate Taxes and Expenses pursuant to Paragraph 3(c) below, and Additional Charges pursuant to Paragraphs 5(b), 6, 8, 10(d) and (f), 20(c) and 23). If the Commencement Date, Occupancy or a Reinstatement, as applicable, occurs on a day other than the first day of a calendar month, or the Expiration Date occurs on a day other than the last day of a calendar month, then the Monthly Base Rent and Additional Charges for such fractional month shall be prorated on a daily basis.

                           (b) [INTENTIONALLY DELETED]

                           (C) ADDITIONAL CHARGES FOR EXPENSES AND TAXES.

                                    (i)      DEFINITIONS OF ADDITIONAL CHARGES:
         For purposes of this Paragraph 3(c), the following terms shall have the meanings hereinafter set forth:

                                             (A) "TAX YEAR" shall mean each
                           twelve (12) consecutive month period commencing January 1st of the calendar year during which the Commencement Date of this Lease occurs, provided that Landlord, upon notice to Tenant, may change the Tax Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant's Share of Real Estate Taxes (as hereinafter defined) shall be equitably adjusted for the Tax Years involved in any such change.

                                             (B) "TENANT'S SHARE" shall mean:
                           (i) prior to a Reinstatement or Occupancy, 0%; (ii) after Occupancy, a percentage determined on the first day of each calendar month of the Term by dividing the rentable area of the portions of the Building that are occupied by Tenant at such time or at any time during the preceding month by the Rentable Area of the entire Building as set forth in the Basic Lease Information; and (ii) after a Reinstatement, 100% or as otherwise provided in Paragraphs 45(d) and
                           (e) .

                                             (C) "REAL ESTATE TAXES" shall mean
                           (i) to the extent the Building and/or Premises are assessed separately from any other real property, all taxes, assessments and charges levied upon or with respect to the Premises and/or Building, plus the Building Share of all taxes, assessments and charges levied with respect to the Project Common Area not included with the Premises and/or Building assessment or any personal property of Landlord used in the operation thereof, or (ii) to the extent the Project is assessed as a whole, the Building Share of all taxes, assessments and charges levied upon or with respect to the Project or any personal property of Landlord used in the operation thereof, or Landlord's interest in the Project or such personal property. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for transit and/or parking (including in connection with inclusion of the Building or Project in a parking or transit district), housing, police, fire or other governmental services or purported benefits to the Building or Project, service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease, or any other lease of space in the Project, or on the use or occupancy of the Project or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Project, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or any

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
                           other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Additionally, Real Estate Taxes shall not include any assessments or like charges to pay for any remediation of contamination from any Hazardous Substance (defined in Paragraph 39 hereof) existing as of the Commencement Date unless introduced in, on, under or about the Premises by Tenant or Tenant's employees, agents, contractors or invitees. Real Estate Taxes also shall not include any taxes attributable to any new construction on the Project (other than the Building) that increases the rentable area of the Project, or any increase in any Real Estate Taxes directly attributable to such new buildings or improvements, until such time as such new buildings or improvements are leased and occupied by tenants paying such building's share of Real Estate Taxes assessed against the Project; provided, however, that Real Estate Taxes shall include the Building Share of any new taxes or increases in Real Estate Taxes attributable to the Project Garage, the City Garage or Parking REA, or similar new construction, buildings or improvements that are used for parking or other Common Area uses (or the proportionate amount of any such new taxes or increase attributable to the portion of any new construction, buildings or improvements used for parking or other Common Area uses). Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes; provided that such fees, costs and disbursements do not exceed the actual savings in Real Estate Taxes obtained by Tenant over the Term of the Lease. If any assessments are levied on the Building or Project, Tenant shall have no obligation to pay more than that amount of annual installments of principal and interest that would become due during the Term had Landlord elected to pay the assessment in installment payments, even if Landlord pays the assessment in full.

                                             (D) "BUILDING SHARE" shall mean the
                           Rentable Area in the Building divided by the total rentable area in the Project, as determined by Landlord, in its reasonable discretion.

                                             (E) "EXPENSES" shall mean the total
                           costs and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and the Project Common Area, including, without limitation
                           (i) the cost of air conditioning, electricity, steam, heating, mechanical, ventilating, elevator systems and all other utilities, to the extent provided by Landlord, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of repairs and general maintenance and cleaning, including, without limitation, to the Building Systems (as defined in Paragraph 7(a)); (iii) the Building Share of the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rent, earthquake and flood (in each case if Landlord elects to obtain it) and other insurance for the Project obtained by Landlord, or otherwise obtained by Landlord in connection with the Project, all including, without limitation, insurance premiums and any deductible amounts paid by Landlord, including, without limitation, the insurance required by Paragraph 10(f); (iv) fees, charges and other costs directly related to the operation of the Project (as distinct from the operation of the partnership which owns the Project), including management fees, consulting fees, legal fees and accounting fees, fees of all independent contractors engaged by Landlord directly related to the operation of the Project or reasonably charged by Landlord if Landlord performs management services in connection with the Project, (though the management fee shall not exceed the cap noted in the following paragraph); (v) the cost of any capital improvements made to the Building, and the Building Share of the cost of any capital improvements made to the Project Common Area, after the Commencement Date
                           (a) as a labor saving device or to effect other economies in the operation or maintenance of the Building or the Project Common Area (from which a reasonable person would anticipate that savings would actually result), (b) to repair or replace capital items which are no longer capable of providing the services required of them (other than in connection with a casualty which is addressed by Paragraph 20), or (c) that are made to the

                           Building or the Project Common Area after the date of this Lease and are required under any Laws (as defined in Paragraph 5) (excluding, however, any capital improvements required by Laws that are Tenant's responsibility under Paragraph 5 which shall be paid directly by Tenant pursuant to Paragraph 5, where such capital improvements were not required under any such Laws to be completed with respect to the Project prior to the date the Lease was executed; and the costs of capital improvements incurred by Landlord which are the responsibility of Tenant pursuant to this Lease shall be amortized over the useful life of the capital item in question as determined in accordance with generally accepted accounting principles ("GAAP"), together with interest on the unamortized balance at the greater of
                           (x) the rate paid by Landlord on funds borrowed from an institutional lender for the purpose of constructing such capital improvements; or (y) 10% per annum; provided, however, the amount of the cost of capital improvements which may be included within Expenses pursuant to this clause (v) shall be the greater of (I) the amount that would be payable pursuant to the foregoing amortization or (II) $.02 per square foot of the Rentable Area of the Building per month (and to the extent the amount under this clause (II) exceeds the amount that would be payable under clause (I), such excess shall be credited against the unamortized balance of the cost of capital improvements in the inverse order in which they would be payable by Tenant under clause (i)); and (vi) any other reasonable expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Building, including, but not limited to, costs incurred or assessed pursuant to the Parking REA, the Initial CC&Rs, any other CC&Rs or any Encumbrances, and the Building's Share of Project Common Expenses. "Project Common Expenses" shall mean any expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Project Common Area and any other Expenses paid or incurred by Landlord for the benefit of the Project as a whole, including, but not limited to, the cost of maintaining any traffic improvements, surface parking lots and facilities located in the Project Common Area, landscaping, the cost of any security Landlord elects to provide for all or any portions of the Project Common Area, and any costs allocated to the Project Common Area (or the Project as a whole) pursuant to the Parking REA. Any "deductible" amounts relating to capital improvements required to be paid by Tenant hereunder in connection with any property or earthquake insurance policy carried by Landlord shall be amortized over the useful life of the restoration work to which such deductible amount relates in accordance with GAAP, in the same manner as other capital improvements that are included in Expenses as provided above.

Notwithstanding anything to the contrary herein contained, Expenses shall not include, and in no event shall Tenant have any obligation to pay for pursuant to this Paragraph 3 or Paragraph 7(b), (aa) the acquisition cost of the Land and the initial construction cost of the Project Garage and of any new buildings or improvements on the Project that increase the rentable area of the Project (or any additional operating expenses incurred during the course of construction and as a direct result of such construction) including, without limitation, any of the foregoing costs incurred in connection with an expansion of the Project pursuant to Paragraph 1(c), other than costs in connection with construction of the Building or other portions of the Project that are otherwise payable by Tenant hereunder; (bb) the cost of providing tenant improvements to Tenant or any other tenant and costs of preparing any other premises in the Project for occupancy by any other tenant, including brokerage commissions, attorneys fees and other fees incurred in connection with the leasing thereof; (cc) any debt service (including, but without limitation, interest, principal and any impound payments) required to be made on any mortgage or deed of trust recorded with respect to all or any portion of the Project other than debt service and financing charges imposed pursuant to Paragraph 3(c)(1)(E)(v) above; (dd) the cost of special services, goods or materials provided to any tenant; (ee) depreciation; (ff) the portion of a management fee in excess of two and five/tenths percent (2.5%) of Monthly Base Rent and Additional Charges for Expenses and Taxes (excluding the management fee); (gg) penalties resulting from Landlord's failure to comply with applicable Laws, to the extent that such compliance is expressly Landlord's responsibility under this Lease; (hh) costs for which Landlord has a right of and has received reimbursement from others;
(ii) costs to correct any construction or design defects in the original construction of the Building; (jj) repairs, replacement and upgrades to the structural elements of the Building (e.g.. steel frame and slab) and structural components of the roof (not including the roof membrane above the concrete over metal deck), other than capital improvements pursuant to Paragraph 3(c)(1)(E)(v) above; (kk) environmental pollution remediation related costs for which Landlord has indemnified Tenant pursuant to Paragraph 39(c); (ll) advertising or promotional expenditures; (mm) leasing or sales commissions; (nn) repairs, restoration or other work occasioned by condemnation, or by fire, wind, the elements or other casualty, to the extent of amounts paid or payable under any insurance policy maintained by Landlord covering the Project or any portion thereof; (oo) compensation paid to any employee of Landlord other than maintenance and property management personnel below the level of project manager, directly associated with the operation and maintenance of the Building or Project (it being agreed that the salaries of such management personnel at or above the level of project manager are covered by the management fee); (pp) repairs, alterations, additions, improvements or replacements made to rectify or correct any condition with respect to the Project that is in violation of applicable Laws on the date of execution of this Lease by Landlord and Tenant;
(qq) Landlord's general overhead expenses in excess of the property management fee; (rr) legal fees, accountants' fees and other expenses incurred in connection with disputes with Tenant (except to the extent such expenses are Tenant's responsibility pursuant to this Lease) or associated with the defense of Landlord's title to or Landlord's interest in the Project or any part thereof; (ss) charitable or political contributions of Landlord; (tt) interest, penalties or other costs arising out of Landlord's failure to make timely payments of its obligations, to the extent not caused by Tenant's failure to make such payments when due under this Lease; and (uu) reserves for Expenses or Real Estate Taxes, except as expressly provided herein. All costs and expenses shall be determined in accordance with GAAP which shall be consistently applied (with accruals appropriate to Landlord's business).

                                             (F) "EXPENSE YEAR" shall mean each
                           twelve (12) consecutive month period commencing January 1 of the calendar year during which the Commencement Date of the Lease occurs, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve
                           (12) consecutive month period, and, in the event of any such change, Tenant's Share of Expenses shall be equitably adjusted for the Expense Years involved in any such change.

                                    (ii)     PAYMENT OF REAL ESTATE TAXES:

                                             (A) PRIOR TO REINSTATEMENT OR
                           OCCUPANCY. Commencing on the Commencement Date and unless and until any Reinstatement or Occupancy occurs, Landlord shall pay all Real Estate Taxes.

                                             (B) AFTER REINSTATEMENT OR
                           OCCUPANCY. Commencing upon any Reinstatement or Occupancy and throughout the remaining Term, Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of Tenant's Share of Real Estate Taxes for each Tax Year on or before the first day of each month during such Tax Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant, and Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Tax Statement") setting forth the amount of Real Estate Taxes for such Tax Year and Tenant's Share thereof. If the actual Tenant's Share of Real Estate Taxes for such Tax Year exceed the estimated Tenant's Share of Real Estate Taxes paid by Tenant for such Tax Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Tenant's Share of Real Estate Taxes on or before the earlier of thirty (30) days after the receipt of Landlord's Tax Statement or fifteen (15) days prior to the delinquency date for the Real Estate Tax payment reflected in the applicable Landlord's Tax Statement, and if the total amount paid by Tenant for any such Tax Year shall exceed the actual Tenant's Share of Real Estate Taxes for such Tax Year, such excess shall be credited against the next installment of Real Estate Taxes due from Tenant to Landlord hereunder or if the Term has ended it shall be returned to Tenant within thirty (30) days. If it has been determined that Tenant has overpaid Real Estate Taxes during the last year of the Lease Term, then Landlord shall reimburse Tenant for such overage on or before the thirtieth (30th) day following the Expiration Date. No delay by Landlord in providing Landlord's Tax Statement shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of the actual or estimated sums of Tenant's Share of Real Estate Taxes, provided that Landlord may not require payment of Tenant's Share of Real Estate Taxes with respect to any Real Estate Taxes later than twelve (12) months after the end of the calendar year in which such Real Estate Taxes were paid or incurred by Landlord. To the extent that Landlord receives refunds of any portion of Real Estate Taxes paid by Tenant during the Term, such refunds shall be credited against Tenant's further obligation to pay Real Estate Taxes during the Term or refunded to Tenant if received by Landlord within one year after the Expiration Date.

                                    (iii)    PAYMENT OF EXPENSES:

                                             (A) PRIOR TO REINSTATEMENT OR
                           OCCUPANCY. Commencing on the Commencement Date and unless and until any Occupancy or Reinstatement occurs, Landlord shall pay all Expenses.

                                             (B) AFTER REINSTATEMENT OR
                           OCCUPANCY. Commencing upon any Reinstatement or Occupancy and throughout the remaining Term, Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of Tenant's Share of the Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant, and Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after the expiration of each Expense Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Expense Statement"), setting forth in reasonable detail the Expenses for such Expense Year and Tenant's Share thereof. If the actual Tenant's Share of Expenses for such Expense Year exceed the estimated Tenant's Share of Expenses paid by Tenant for such Expense Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Tenant's Share of Expenses within thirty (30) days after the receipt of Landlord's Expense Statement, and if the total amount paid by Tenant for any such Expense Year shall exceed the actual Tenant's Share of Expenses for such Expense Year, such excess shall be credited against the next installment of the estimated Expenses due from Tenant to Landlord hereunder or if the Term has ended it shall be returned to Tenant within thirty (30) days. Any utility rebates for the Project which Landlord receives for payments made by Tenant shall be forwarded to Tenant so long as such rebate is received within one year following the Expiration Date or sooner termination of the Lease. If it has been determined that Tenant has overpaid Expenses during the last year of the Lease Term (including rebates of utilities applicable to Tenant), then Landlord shall reimburse Tenant for such overage on or before the thirtieth (30th) day following the Expiration Date.

                                    (iv)     OTHER: To the extent any item of
                  Real Estate Taxes or Expenses is payable by Landlord in advance of the period to which it is applicable (e.g. insurance and tax escrows required by Landlord's Lender), or to the extent that prepayment is customary for the service or matter, Landlord may (i) include such items in Landlord's estimate for periods prior to the date such item is to be paid by Landlord and (ii) to the extent Landlord has not collected the full amount of such item prior to the date such item is to be paid by Landlord, Landlord may include the balance of such full amount in a revised monthly estimate for Additional Charges. If Reinstatement, Occupancy or the Expiration Date shall occur on a date other than the first day of a Tax Year and/or Expense Year, or if Tenant's Share changes (pursuant to Section 45(d) or otherwise) during a Tax Year and/or Expense Year, Tenant's Share of Real Estate Taxes and Expenses for the Tax Year and/or Expense Year in which such event occurs shall be prorated.

                                    (v)      AUDIT:  Within ninety (90) days
                  after receipt of any Expense Statement or Tax Statement from Landlord, Tenant shall have the right to examine and copy Landlord's books and records relating to such Expense Statements and Tax Statements, and/or commence to cause an independent audit thereof to be conducted by an accounting firm to be selected by Tenant and subject to the reasonable approval of Landlord. If the audit indicates that Tenant has overpaid either Expenses or Real Estate Taxes, Tenant shall notify Landlord within one hundred twenty (120) days after the date the applicable Expense Statement or Tax Statement was received by Tenant. If Landlord disputes the results of such audit, Landlord and Tenant shall work together in good faith to resolve the discrepancy between the applicable Expense Statement and/or Tax Statement and Tenant's audit. If it is finally determined that Tenant has overpaid either Expenses or Real Estate Taxes, then Landlord shall reimburse Tenant for such overage within thirty (30) days after receipt of such notice, provided that if such overage exceeds five percent (5%) of the actual amount of Expenses or Real Estate Taxes paid by Landlord for the Tax or Expense Year covered by such audit, then Landlord shall bear the reasonable cost of such audit, up to a maximum cost of

                  $5,000 (adjusted annually by the CPI Increase). If Tenant fails to object to any such Expense Statement or Tax Statement, or to request and commence an independent audit thereof, within ninety (90) days after receipt of the applicable statement, or if Tenant objects to any statement or requests an audit but then fails to complete the audit within one hundred twenty (120) days after receipt of the applicable statement, such Expense Statement and/or Tax Statement shall be final and shall not be subject to any audit, challenge or adjustment. All of the information obtained through any audit by Tenant and any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of such audit shall be held in strict confidence by the Tenant, except to the extent disclosure is required or reasonably necessary in connection with litigation with respect to such audit or as required by Law as a result of Tenant's status as a publicly-traded corporation. Tenant shall continue to make all Rent payments hereunder (including without limitation payments of Additional Charges for Expenses and Real Estate Taxes) during any such audit period and pending resolution of any dispute between Landlord and Tenant.

                           (d) LATE CHARGES. Tenant recognizes that late payment
of any Monthly Base Rent and/or Additional Charges will result in administrative expenses to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if Tenant is in Default in the payment of any Monthly Base Rent and/or Additional Charges, the amount of such unpaid Monthly Base Rent and/or Additional Charges shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to four percent (4%) of the amount of the delinquent Monthly Base Rent and/or Additional Charges. In addition, any outstanding Monthly Base Rent, Additional Charges, late charges and other outstanding Rent amounts shall accrue interest at an annualized rate of the lesser of (i) the greater of 10% or The Federal Reserve Discount Rate plus 5% until paid to Landlord, or (ii) the maximum rate permitted by law (the "Default Rate"). Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this Paragraph 3(d) in no way relieve Tenant of the obligation to pay Monthly Base Rent or Additional Charges on or before the date on which they are due, nor do the terms of this Paragraph 3(d) in any way affect Landlord's remedies pursuant to Paragraph 19 in the event any Monthly Base Rent or Additional Charges are unpaid after the date due.

                           (e) OFFSET. For so long as Handspring Facility
Company, LLC continues to be the Tenant hereunder, Tenant shall be permitted to offset from any amounts due to Landlord pursuant to this Lease (i) the amount of the fee paid to the Independent Manager of Tenant (as such term is defined in Tenant's Operating Agreement) for his services pursuant to Section 15.8 of Tenant's Operating Agreement, together with any fees or costs (including attorneys' fees and costs) which are payable, or reimbursable, to such Independent Manager in connection with such services, but excluding any attorneys fees and/or other costs and expenses related to any dispute between Tenant (or parties claiming through Tenant) and the Independent Manager; and
(ii) the amount of any franchise tax, filings fee, registered agent fee, or any similar fee or tax that is paid by Tenant to maintain its existence in good standing in the State of California and the State of Delaware; provided, however, that no offset shall be permitted for any tax or fee arising from income to the Tenant or its member(s). Upon exercising its offset rights pursuant to this Paragraph 3(e), Tenant shall provide written notice to Landlord reasonably detailing the amount of the offset and providing reasonable proof of payment thereof. For purposes of this Paragraph 3(e), the term Independent Manager shall include the party that employs the natural person who serves as the Independent Manager and any affiliates of such employing party.

         4.       RESTRICTIONS ON USE.

                           (a) NO INTERFERENCE OR WASTE. Tenant shall not do or
permit anything to be done in or about the Premises which will obstruct, or materially or unreasonably interfere with, the rights of other tenants or occupants of the Project, or injure or annoy them, nor use or allow the Premises or Building to be used for any unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises, Building or Project. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises or Building.

                           (b) USE OF COURTYARD. From and after any
Reinstatement or Occupancy, Tenant shall have the right to use the courtyard areas of the Project Common Areas for Tenant's social and/or business functions with no additional rent for such use payable by Tenant, on the terms and conditions set forth in this Paragraph 4(b). Tenant shall deliver written notice to Landlord requesting to reserve particular space in the Project Common Areas for such functions at least five (5) days, and no earlier than thirty (30) days, prior to such proposed function. Landlord may grant similar rights to other tenants and occupants of the Project, and Tenant's rights under this paragraph shall be subject to the rights of such other tenants and occupants and any reasonable, non-discriminatory system Landlord incorporates to address conflicting reservations of the same space by more than one tenant or occupant of the Project. Tenant's use of the courtyard areas pursuant to this paragraph shall be on the following terms and conditions: (i) Tenant may conduct up to twelve (12) such functions within any calendar year;
(ii) such functions shall be limited to a reasonable number of people consistent with applicable fire, health and safety laws, and shall comply with any applicable requirements of the DDA, REA, CC&Rs and/or other Encumbrances; (iii) the insurance, indemnity and nonliability obligations and provisions contained herein and in the Rules and Regulations, respectively (including Tenant's obligations to carry liquor law liability insurance if alcoholic beverages are served or consumed during such functions), shall apply to and govern any claims, liabilities, costs or expenses arising from any such function, (iv) no such proposed functions shall, in Landlord's reasonable determination, unreasonably disrupt either other tenants of the Project, or the operation or maintenance of the Common Areas, (v) Tenant shall comply with the obligations of the Rules and Regulations of Exhibit "D" attached hereto relating to such use, and (v) Tenant shall pay any and all of Landlord's reasonable costs of preparation for, supervision of and/or clean-up in connection with, such functions.

         5.       COMPLIANCE WITH LAWS.

                           (a) TENANT'S COMPLIANCE OBLIGATIONS. Tenant shall not
use the Project or permit anything to be done in or about the Project which will in any way conflict with any present and future laws, statutes, ordinances, resolutions, regulations, proclamations, orders or decrees of any municipal, county, state or federal government or other governmental or regulatory authority with jurisdiction over the Project, or any portion thereof, whether currently in effect or adopted in the future and whether or not in the contemplation of the parties hereto (collectively, "Laws"). After any Reinstatement or Occupancy, Tenant shall promptly, at its sole expense, maintain the Premises and the Building in strict compliance at all times with all Laws; provided that after a partial Occupancy, Tenant's maintenance obligations shall only apply with respect to the portion of the Premises and Building so Occupied. Tenant shall at all times promptly, at its sole expense, maintain any Alterations (as defined in Paragraph 6 below) permitted hereunder and Tenant's use and operations on and in the Premises and Building in strict compliance at all times with all Laws. "Laws" shall include, without limitation, all Laws relating to health and safety (including, without limitation, the California Occupational Safety and Health Act of 1973 and the California Safe Drinking Water and Toxic Enforcement Act of 1986, including posting and delivery of notices required by such Laws with respect to the Premises), disabled accessibility (including, without limitation, the Americans with Disabilities Act, 42 U.S.C. section 12101 et seq.), Hazardous Substances, and all present and future life safety, fire, sprinkler, seismic retrofit, transportation demand management plan, building code and municipal code requirements; provided however, that Tenant's obligation to comply with Laws relating to Hazardous Substances is subject to the terms and conditions of Paragraph 39, and Tenant shall not be responsible for compliance with clean-up provisions of any Laws with respect to Hazardous Substances except to the extent of any release caused by the Tenant or any of its servants, employees, contractors, agents, licensees or invitees (collectively, including Tenant, the "Tenant Parties") or otherwise included in Tenant's indemnity contained in Paragraph 39. Notwithstanding the foregoing, Landlord, and not Tenant, shall be responsible for correcting any condition with respect to the Project Common Area, or the exterior or structural portions of the Building (but not with respect to the interior of the Building following a Reinstatement, or the portions of the Building Occupied following an Occupancy), or the interior of the Building prior to Reinstatement or Occupancy which is in violation of applicable Laws (subject to Tenant's obligation, after any Reinstatement or Occupancy, to pay such costs, to the extent they are properly included as Expenses under Paragraph 3(c)(i)(E)), except (subject to Paragraph 11 hereof) to the extent such condition is caused by the negligent or intentional acts or omissions of the Tenant Parties, or such violation results from Tenant's particular use of the Premises or Building, or such condition is caused by, or will be or has been altered in connection with, the installation of any Alterations. Tenant shall be responsible for compliance of any Alterations with all Laws. Notwithstanding the first three sentences of this Paragraph 5(a), Tenant shall have no obligation to cause the Premises or the Building to comply with Laws (including, but not limited to, Laws which may be adopted or amended following the Commencement Date) , unless and until a Reinstatement or Occupancy occurs, and in no event shall Tenant be required to make any structural alterations to the Premises or Building in order to comply with Laws, unless in either case the requirement that such alterations be made is triggered by any of the following (or, if such requirement results from the cumulative effect of any of the following when added to other negligent or intentional acts, omissions or events attributable to the Tenant Parties, to the extent such alterations are required by any of the following): (i) the installation, use or operation of any Alterations, or any of Tenant's trade fixtures or personal property; (ii) the negligent or intentional acts or omissions of any of the Tenant Parties; or (iii) the particular use or particular occupancy or manner of use or occupancy of the Premises or Building by the Tenant Parties. Any alterations that are Tenant's responsibility pursuant to this Paragraph 5 shall be made in accordance with Paragraph 6 below, at Tenant's sole cost. The parties acknowledge and agree that Tenant's obligation to comply with all Laws as provided in this paragraph (subject to the limitations contained herein) is a material part of the bargained-for consideration under this Lease. Tenant's obligations under this Paragraph and under Paragraph 7(c) below shall include, without limitation, but subject to the limitations contained in this Paragraph 5(a), the responsibility of Tenant, to make substantial or structural repairs and alterations to the Building and Premises to the extent provided above, regardless of, among other factors, the relationship of the cost of curative action to the Rent under this Lease, the length of the then remaining Term hereof, the relative benefit of the repairs to Tenant or Landlord, the degree to which the curative action may interfere with Tenant's use or enjoyment of the Premises, and the likelihood that the parties contemplated the particular Law involved.

                           (b) TRAFFIC MITIGATION. As a condition to approval of
the Project, the City and/or other governmental agencies or quasi-governmental agencies will require the implementation of a transportation demand management plan and/or one or more similar programs to reduce the traffic generated by the Project and to facilitate the use of public transportation (any such program, a "TDM"). A TDM may apply to (and measure required alternative transportation use based on) the Project as a whole, or be based on each building included in the Project, or be based on the Premises occupied by each or certain tenant(s) in the Project. Tenant hereby agrees that, following a Reinstatement or Occupancy, it will designate one of its employees to act as a liaison with Landlord or with the City or other entity enforcing the TDM, as appropriate, to facilitate and coordinate any TDM. Commencing upon a Reinstatement or Occupancy and thereafter throughout the term of this Lease, Tenant shall comply with the requirements of any TDM that applies in whole or in part to the Premises, at Tenant's cost with respect to both compliance costs and any penalties resulting from Tenant's failure to comply with program requirements. If any TDM applies to the Project as a whole, or to a portion of the Project that includes more than the Premises,
(i) Tenant shall pay as Expenses the Tenant's Share of the Building Share of any compliance costs with respect to such TDM, and (ii) Tenant shall pay Landlord on demand, as an Additional Charge, any penalties that are imposed under any such TDM to the extent such penalties result from Tenant's failure to comply, following Reinstatement or Occupancy, with the requirements of such TDM, including, without limitation, by failure to timely comply with any reporting requirements or by failure of Tenant to meet any thresholds or other standards imposed by such TDM with respect to traffic, public transportation or other similar matters included in such TDM. If any TDM is imposed that applies only to Tenant or only to the Premises, Tenant shall be solely responsible, effective upon Reinstatement or Occupancy and thereafter throughout the Term, for compliance with such TDM, including, without limitation, by satisfying any survey or reporting requirements thereunder directly to the entity enforcing such TDM, and by paying any penalties or costs imposed thereunder directly to the entity enforcing such TDM, and Tenant shall indemnify, defend and hold harmless Landlord against any claims, suits, costs (including reasonable attorneys' fees), damage, liability, and losses, whether foreseeable or unforeseeable, resulting from Tenant's failure, following Reinstatement or Occupancy, to comply with, or Tenant's violation, following Reinstatement or Occupancy, of, any such TDM that applies solely to Tenant or the Premises.

                           (c) INSURANCE REQUIREMENTS. Tenant shall not do or
permit anything to be done in or about the Premises or Building or bring or keep anything therein which will in any way increase the rate of any insurance upon the Project or any of its contents (unless Tenant agrees to pay for such increase) or cause a cancellation of any insurance on the Project or otherwise violate any requirements, guidelines, conditions, rules or orders with respect to such insurance (except that notwithstanding the foregoing or the requirements of, or the effect on, any insurance, Tenant shall not be required to occupy the Premises or Building, or any portion thereof, prior to any Reinstatement or Occupancy). Following a Reinstatement or Occupancy, Tenant shall at its sole cost and expense promptly comply with the requirements of the Insurance Services Office (ISO), board of fire underwriters, or other similar body now or hereafter constituted relating to or affecting Tenant's use or occupancy of the Project (other than in situations where compliance involves repair, maintenance or replacement of items that Landlord is expressly required to repair, maintain or replace under this Lease).

                           (d) NO LIMITATION ON OBLIGATIONS. The provisions of
this Paragraph 5 shall in no way limit Tenant's maintenance, repair and replacement obligations under Paragraph 7 or Tenant's obligation to pay Expenses under Paragraph 3(c) following a Reinstatement or Occupancy. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord is a party thereto or not, that Tenant has so violated any such Law shall be conclusive of such violation as between Landlord and Tenant.

         6.       ALTERATIONS.

                           (a) LANDLORD CONSENT. Tenant shall not make or suffer
to be made any additional alterations, additions or improvements (such alterations, additions or improvements that are made after the Commencement Date by or on behalf of Tenant are herein referred to individually as an "Alteration," and collectively as the "Alterations", provided that no portion of the "HFC Work" (as defined in the Amendment to Work Letters by and between Landlord and Tenant dated as of the date hereof) shall be deemed an "Alteration") in, on or to the Premises or the Building or any part thereof without the prior written consent of Landlord. Tenant's request for approval of any such proposed Alterations shall be accompanied by a full set of complete plans and specifications for such proposed Alterations for Landlord's review. If Landlord fails to approve or disapprove any proposed Alterations within ten (10) business days after receipt of Tenant's written request for approval, Tenant shall deliver to Landlord a second request for Landlord's consent to such Alterations, and failure of Landlord to give its disapproval within five (5) business days after receipt of Tenant's second written request for approval shall constitute approval by Landlord of such Alterations so long as Tenant's request includes the following statement in capitalized and boldfaced letters:
BY FAILING TO RESPOND TO THIS REQUEST, YOU WILL BE DEEMED TO HAVE APPROVED THE ALTERATIONS DESCRIBED HEREIN. Alterations in, on or to the Premises or the Building, except for Tenant's trade fixtures and movable furniture and equipment, shall be the property of Tenant during the Term and shall become Landlord's property at the end of the Term without compensation to Tenant. Landlord shall exercise good faith business judgment in reviewing any request by Tenant for Landlord's consent to Alterations, and shall not unreasonably withhold or delay its consent to Alterations that (i) do not materially affect the structure of the Building or the Parking Garage or their respective electrical, plumbing, HVAC, security or other systems, (ii) are not visible from the exterior of the Building and do not otherwise affect the exterior appearance of the Building, (iii) are consistent with Tenant's Permitted Use hereunder;
(iv) do not require any application to a political jurisdiction for rezoning, general plan amendment, variance, conditional use permit or architectural review approval, (v) will not interfere with the use and occupancy of any other portion of the Project by Landlord or by any other tenants or occupants or their invitees, or by any other party with the right to use any portion of the Project, (vi) comply with the Parking REA, the Initial CC&Rs, any other CC&Rs, any other Encumbrances, and any Mortgages, and (vii) do not adversely affect the value or marketability of Landlord's reversionary interest in the Premises and the Building upon termination or expiration of this Lease.

                           (b) PERMITTED ALTERATIONS. Notwithstanding Paragraph
6(a), after a Reinstatement Tenant may make Alterations to the Building (or the portion of the Building as to which a Reinstatement has occurred) without Landlord's prior consent so long as (x) such Alterations comply with items (i) through (vii) in Paragraph 6(a), and (y) the cost of each such Alteration (or group of Alterations, if occurring substantially at the same time and as part of a single project) does not exceed One Hundred Thousand Dollars ($100,000) (any such Alterations being defined herein as "Permitted Alterations"). Tenant shall be required to notify Landlord in writing before making any Permitted Alterations and within thirty (30) days after completion of such Permitted Alterations, and at Landlord's request shall provide Landlord with accurate as-built drawings of any Permitted Alterations.

                           (c) CONSTRUCTION OF ALTERATIONS. Any Alterations
consented to by Landlord pursuant to Paragraph 6(a), and any Permitted Alterations, shall be made by Tenant, at Tenant's sole cost and expense, in accordance with plans and specifications reasonably approved by Landlord, and any contractor or person selected by Tenant to make the same must first be reasonably approved in writing by Landlord. With respect to any Alterations requested by Tenant that affect the structure of the Building, the Building Systems, the Parking Garage or any other portion of the Project outside the Premises, at Landlord's option the Alterations shall be made by Landlord, or by a contractor specified by Landlord, for Tenant's account and Tenant shall reimburse Landlord for actual third-party costs incurred by Landlord in connection therewith as an Additional Charge, within twenty (20) days after receipt of a statement from Landlord therefor.

                           (d) LANDLORD REVIEW. Tenant shall reimburse Landlord
upon demand for any reasonable out-of-pocket expenses incurred by Landlord in the review of any Alterations made by Tenant, including fees charged by Landlord's contractors or consultants to review plans and specifications, and such obligation shall be an Additional Charge. Landlord's consent to any Alterations shall not obligate Landlord to repair, maintain, insure or otherwise assume any responsibility or liability with respect to any such Alteration. In addition, notwithstanding Landlord's review, Tenant and not Landlord shall be responsible for compliance of the Alterations, and plans and specifications therefor, with all applicable Laws, and Landlord shall not be responsible for any omissions or errors therein.

                           (e) REMOVAL OF ALTERATIONS. Upon the expiration or
sooner termination of the Term, Tenant shall upon demand by Landlord do either of the following, at Landlord's sole election: (i) at Tenant's sole cost and expense, forthwith and with all due diligence remove any Alterations made by or for the account of Tenant, designated by Landlord to be removed (provided, however, that upon the written request of Tenant prior to installation of such Alterations, Landlord shall advise Tenant at that time whether or not such specific Alterations must be removed upon the expiration or sooner termination of this Lease, and to the extent Landlord has so agreed to allow any specific Alterations to remain in the Building, Tenant shall not be obligated to remove such Alterations or to pay Landlord the cost of removal of such Alterations pursuant to this Paragraph 6(e)), and restore the Premises and the Building to substantially its original condition as of the Commencement Date, subject to normal wear and tear and the rights and obligations of Tenant concerning casualty damage pursuant to Paragraph 20, or (ii) pay Landlord the reasonable estimated cost thereof. Landlord and Tenant acknowledge that as of the date hereof, there are no alterations, additions or improvements to the Building or Premises which Tenant is obligated to remove (or pay the cost to remove) upon the expiration or sooner termination of this Lease.

                           (f) FIXTURES. All wiring, conduit and fiberoptic
cabling and similar infrastructure related to telephone, telecommunications, or similar communications systems, and all other wiring, circuit breakers, transformers, cabling, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, flooring, HVAC equipment and HVAC ducts, shall be deemed to be real estate fixtures and shall be surrendered to Landlord along with the Building upon expiration or earlier termination of this Lease, whether or not attached to or built into the Building. Any trade fixtures, furniture and trade equipment installed by the Tenant which may be removed from the Building without injury thereto (including, without limitation, demountable partitions, refrigerators and other kitchen appliances, computer racking and similar demountable fixtures) (collectively, "Trade Fixtures") shall remain the property of the Tenant and shall be removed by the Tenant, at the Tenant's sole cost and expense, from the Building prior to the expiration, or promptly upon any earlier termination, of this Lease.

         7.       REPAIR AND MAINTENANCE.

                           (a) LANDLORD'S OBLIGATIONS. Landlord shall maintain,
repair and replace, to the extent necessary to maintain the Building and Project in good operating order and first-class condition, the following:

                                    (i)      Landlord shall maintain, repair and
         replace, at its sole cost and expense, except as provided in Paragraph 7(c), (A) the exterior, roof structure and membrane, and structural portions of the Building (including load bearing walls and foundations), and (B) the building systems serving the Building for electrical, mechanical, HVAC and plumbing and all controls appurtenant thereto, and any elevators in the Building (collectively, including elevators, "Building Systems").

                                    (ii)     Landlord shall maintain, repair and
         replace the parking areas, courtyards, sidewalks, entryways, lawns, fountains, landscaping and other similar facilities located in the Project Common Area, including, without limitation, such maintenance, repair and replacement with respect to the Project Common Area as may be expressly required by the terms and conditions of the DDA, the Parking REA and/or the CC&Rs.

                                    (iii)    Prior to the occurrence of a
         Reinstatement or Occupancy, Landlord shall have the right, at its sole option, to maintain and repair the interior and non-structural portions of the Building, at no cost to Tenant.

From and after any Reinstatement or Occupancy, Tenant's Share of all costs incurred by Landlord in connection with the foregoing obligations shall be payable by Tenant as Additional Charges in accordance with Paragraph 3(c) to the extent they are properly included in Expenses thereunder. Landlord shall use commercially reasonable efforts to minimize any material interference with Tenant's business conducted at the Premises resulting from the performance of Landlord's obligations under this Paragraph 7(a). Landlord's obligations under this Paragraph 7(a) with respect to any particular repair, replacement or maintenance requirement, shall not commence until Tenant notifies Landlord in writing of any circumstances which Tenant believes may trigger Landlord's obligations. If Landlord fails after thirty (30) days' written notice by Tenant (or such lesser period as may be reasonable if such failure materially interferes with Tenant's use or occupancy of the Premises or threatens material damage to Tenant's property or material harm to Tenant's employees, even if such shorter period of time is less than the cure period provided in Paragraph 19(c) before such failure would be a "default" by Landlord under this Lease) to proceed with due diligence to make repairs required to be made by Landlord under this Paragraph 7(a), the same may be made by Tenant at the expense of Landlord, so long as Tenant first provides Landlord with an additional notice and an additional five
(5) business days (or, in the event of an emergency that threatens material damage to Tenant's property or material harm to Tenant's employees, one (1) business day) to either (i) dispute Landlord's obligation and submit such dispute to arbitration pursuant to Paragraph 44, (ii) commence cure, or (iii) by written notice to Tenant within such five (5) business day period after receipt of such notice, designate the contractor Tenant shall use in connection with any such repair by Tenant in which event Tenant shall only make such repairs using such designated contractor. If Landlord fails to dispute such obligation, commence cure or to so designate a contractor, Tenant may proceed with an experienced, duly licensed and adequately insured contractor selected by Tenant. Any expenses incurred by Tenant in connection with the preceding sentence shall be reimbursed (with interest at the rate of 8.5% from the date on which Tenant incurs such costs) within thirty (30) days after submission of a bill or statement therefor to Landlord. Tenant shall have no right to offset any such amounts against Rent hereunder. If Landlord disputes Tenant's right to cure Landlord's default or the reasonableness of the costs incurred by Tenant, Landlord shall submit such dispute to binding arbitration pursuant to Paragraph 44 below within thirty (30) business days after Tenant's demand. If Landlord fails to either reimburse Tenant or dispute Tenant's demand pursuant to the previous sentence within thirty (30) business days after Tenant's demand, Tenant may submit such dispute to binding arbitration pursuant to Paragraph 44.

                           (b) TENANT'S OBLIGATIONS. At Tenant's sole cost and
expense, Tenant shall maintain, repair and replace the Alterations, to the extent necessary to maintain such Alterations in good operating order and first-class condition, and Tenant shall be responsible for the expense of installation, operation, and maintenance of any telephone and other communications cabling it elects to install following the Commencement Date from the public right-of-way to the point of entry into the Building and throughout the Premises; although Landlord shall have the right, at Landlord's sole election, to perform such work on behalf of Tenant in Common Areas, provided Landlord performs such work in coordination with Tenant and its contractors in such a manner as will accommodate Tenant's reasonable objectives with respect thereto. Commencing upon Occupancy (and then only with respect to portions of the Building so Occupied) or a Reinstatement, and thereafter throughout the term of this Lease, Tenant shall maintain, repair and replace, to the extent necessary to maintain the Building (or the portion thereof as to which Reinstatement or Occupancy has occurred) in good operating order and first-class condition, at its sole cost and expense, all portions of the Premises and Building (or the portion thereof as to which Reinstatement or Occupancy has occurred) which are not Landlord's obligations under Paragraph 7(a), including, without limitation, the interior portion of the Building (or the portion thereof as to which Reinstatement or Occupancy has occurred), but excluding, following any partial termination, the Surrendered Premises. Subject to the limitations contained in the previous sentence, the Building shall at all times be maintained by Tenant in the condition of a first-class office building. Tenant's obligations under this Paragraph 7 include, without limitation, the replacement, at Tenant's sole cost and expense, of any portions of the Premises or Building which are not Landlord's express responsibility under Paragraph 7(a), if it would be commercially prudent to replace, rather than repair, such portions of the Premises or Building, regardless of whether such replacement would be considered a capital expenditure. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. In addition, Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

                           (c) ADDITIONAL OBLIGATIONS OF TENANT. The purpose of
Paragraph 7(a) and 7(b) is to define the obligations of Landlord and Tenant to perform various repair and maintenance functions; the allocation of the costs therefor are covered under this Paragraph 7(c) and Paragraph 3. Prior to Reinstatement or Occupancy, Landlord shall bear the full cost of repairs and maintenance to the Building (except for Alterations and matters described in the following sentence, which shall be Tenant's responsibility). At all times, Tenant shall bear the full cost of repairs or maintenance, interior or exterior, structural or otherwise, to preserve the Premises and the Building in good working order and first-class condition, arising out of (i) the existence, installation, use or operation of any

Alterations, or any of Tenant's Trade Fixtures or personal property; (ii) the moving of Tenant's property or fixtures in or out of the Building or Project or in and about the Premises or Building; (iii) the particular use or particular occupancy or manner of use or occupancy of the Premises or Building by any Tenant Party; or (iv) except to the extent any claims arising from any of the foregoing are reimbursed by insurance carried by Landlord, are covered by the waiver of subrogation in Paragraph 11 or are otherwise provided for in Paragraph 20, the acts, omissions or negligence of any Tenant Parties. In addition, with respect to Landlord's obligations regarding the Building Systems, (x) the cost of any replacement of any portion of the Building Systems which occurs prior to Reinstatement or Occupancy shall be amortized in accordance with Paragraph 3(c)(i)(E)(v) and the portion of such amortization that is attributable to the period of time after Reinstatement or Occupancy shall be payable by Tenant as an Expense in the same manner as other capital expenditures, (y) Tenant's Share of the entire cost of any replacement of any portion of the Building Systems which occurs after Reinstatement but prior to the fifteenth anniversary of the Commencement Date shall be due and payable by Tenant upon Landlord's demand, and
(z) Tenant's Share of the cost of any replacement of any portion of the Building Systems which occurs at any time after the fifteenth anniversary of the Commencement Date and which would be considered a capital expenditure shall be amortized in accordance with Paragraph 3(c)(i)(E)(v) and payable by Tenant as an Expense.

                           (d) [INTENTIONALLY DELETED]

                           (e) [INTENTIONALLY DELETED]

                           (f) NO ABATEMENT. Except to the extent any claims
arising from any of the foregoing are reimbursed by rental abatement insurance proceeds actually received by Landlord and/or any Mortgagee, are covered by the waiver of subrogation in Paragraph 11 or are otherwise provided for in Paragraph 20, there shall be no abatement of Rent with respect to, and except for Landlord's active negligence or willful misconduct Landlord shall not be liable for, any injury to or interference with Tenant's business arising from, any repairs, maintenance, alteration or improvement in or to any portion of the Project, including the Premises or Building, or in or to the fixtures, appurtenances and equipment therein.

         8. LIENS. Tenant shall keep the Premises, Building and Project free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant prior to the Commencement Date (other than liens by Devcon Construction Incorporated ("Devcon") or any subcontractor to Devcon), and following the Commencement Date (excluding, however, the HFC Work as defined in the Amendment to Work Letters). In the event that Tenant shall not, within ten (10) days following the earlier of receipt by Tenant of notice from Landlord of any such lien, or Tenant's actual prior knowledge of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including without limitation by the payment of the claim giving rise to such lien or by the posting of a bond. All sums paid by Landlord to bond or satisfy such claims, following Tenant's failure to bond or pay such claims as required herein, and all expenses incurred by Landlord in connection therewith, shall be considered Additional Charges and shall be payable to Landlord by Tenant on demand with interest from the date incurred by Landlord at the Default Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give written notice to Landlord at least fifteen (15) business days' prior to commencement of any construction by or on behalf of Tenant (other than HFC Work) on the Premises or Building.

         9.       ASSIGNMENT AND SUBLETTING.

                           (a) LANDLORD'S CONSENT REQUIRED.

                                    (i)      Prior to any Reinstatement, and/or
         with respect to any portions of the Premises not subject to Reinstatement, Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or the Building or Tenant's leasehold estate hereunder (the foregoing, including without limitation any mortgage, encumbrance or pledge of Tenant's leasehold estate hereunder and/or Tenant's interest in the Building, collectively, "Assignment"), or permit the Premises or the Building to be occupied by anyone other than

         Tenant or sublet the Premises or lease the Building or any portion thereof (the foregoing, including without limitation any license or use agreement, any sub-sublease or subsequent subletting by any subtenant, sub-subtenant or other occupant of any portion of the Premises, and similar occupancy rights, collectively, "Sublease"), without Landlord's prior written consent in each instance, which consent may be granted or withheld in Landlord's sole and absolute discretion. Any such Assignment or Subletting shall be defined collectively herein as a "Transfer".

                                    (ii)     From and after any Reinstatement,
         and only with respect to those portions of the Premises and Building as to which a Reinstatement has occurred, except as otherwise provided in this Paragraph 9, Tenant shall not Transfer all or any portion of the Premises or Building without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Transfer after Reinstatement, if Landlord withholds its consent where either (i) the creditworthiness of the proposed Sublessee or Assignee is not acceptable to Landlord, in Landlord's reasonable discretion, or to any Mortgagee, or (ii) the proposed Sublessee's or Assignee's use of the Premises is not in compliance with the Permitted Use as described in the Basic Lease Information, such withholding of consent shall be presumptively reasonable. If Landlord consents to the proposed Transfer, Tenant may thereafter enter into a valid Sublease or Assignment upon the terms and conditions set forth in this Paragraph 9.

                           (b) REQUEST FOR CONSENT. If Tenant desires at any
time to enter into a Transfer for which Landlord's consent is required, it shall first give written notice to Landlord of its desire to do so, which notice shall contain (i) the name of the proposed assignee, subtenant or occupant; (ii) the name of the proposed assignee's, subtenant's, or occupant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Transfer; and (iv) such financial information as Landlord may reasonably request concerning the proposed assignee, subtenant or occupant. In any Sublease undertaken by Tenant that is not subject to Landlord's termination right pursuant to Paragraph 9(c) (including, without limitation, any Sublease entered into after delivery of an Availability Notice), Tenant shall use commercially reasonable efforts to obtain not less than fair market rent for the space so sublet (taking into account among other relevant factors the effect, if any, that the existence or lack of a recognition and/or non-disturbance agreement from Landlord, as the case may be, would have on the fair market rent for such Sublease), and Landlord may consider such market factors in its determination of whether to consent to such proposed Sublease. Any improvements, additions, or alterations to the Building or the Project that are required by applicable Laws or are deemed necessary or appropriate by Landlord, in Landlord's reasonable judgment, as a result of any such Sublease or Assignment, shall be installed and provided by Tenant (or, at Landlord's sole option, by Landlord but at Tenant's expense), without cost or expense to Landlord, and without effect on the Bonus Rent received by Landlord except to the extent provided in Paragraph 9(f)(2), and Landlord may condition its consent to any proposed Sublease or Assignment on the construction of improvements required by applicable Laws or deemed necessary or appropriate by Landlord in its reasonable discretion, by reason of the Sublease or Assignment.

                           (c) LANDLORD'S RESPONSE. At any time within fifteen
(15) days after Landlord's receipt of the notice specified in Paragraph 9(b), Landlord may by written notice to Tenant elect to (i) consent to the proposed Transfer; or (ii) disapprove the proposed Transfer. In addition, Landlord may elect, by delivering written notice to Tenant within such fifteen (15) day period, to terminate this Lease as to the portion of the Premises that is specified in such notice, with a proportionate abatement in Monthly Base Rent and Additional Charges for Expenses and Taxes, if such notice is with respect to
(x) any proposed Assignment, except in conjunction with a Permitted Transfer occurring after Reinstatement, or (y) any proposed Sublease and either (I) Reinstatement has not occurred, or (II) the term of the Sublease commences on or after the commencement of the Initial Extension Term and after giving effect to such Sublease the original Tenant will occupy less than fifty percent (50%) of the Rentable Area of the Building, or (III) such Sublease has a term (including any renewal or extension options) that either is coterminous with the Initial Term (or any Extension Term(s) if the Exercise Notice for such Extension Term(s) has been delivered prior to the commencement of such Sublease) or expires within the last eighteen (18) months of the Initial Term (or any Extension Term(s) if the Exercise Notice for such Extension Term(s) has been delivered prior to the commencement of such Sublease). Failure by Landlord to either consent to or disapprove a proposed Assignment or Sublease within the fifteen (15) day time period specified above shall be deemed to be Landlord's disapproval thereof.

                           (d) RECAPTURE. If Landlord elects to terminate the
Lease as to a portion of the Premises pursuant to Paragraph 9(c) (such termination being defined as a "Recapture"), the terms and conditions set forth in Paragraph 45(d) shall apply.

                           (e) AVAILABILITY NOTICE. Tenant shall notify Landlord
in writing if Tenant wishes to Assign or Sublease any portion of the Premises, prior to commencing negotiations for an Assignment or Sublease with another party, if such Assignment or Sublease would be subject to Landlord's termination right provided in Paragraph 9(c) or occurs prior to a Reinstatement (such notice being the "Availability Notice"), and Landlord shall have the option, by written notice to Tenant within fifteen (15) days after receiving any Availability Notice, to terminate this Lease with respect to a portion of the Premises that is allocable to the portion of the Building specified in the Availability Notice (as such allocation is determined pursuant to Paragraph 45(d)) in accordance with Paragraph 9(c) and (d). If Landlord declines or fails timely to elect to terminate this Lease as to such allocable portion of the Premises, Tenant shall have the right, within one hundred twenty (120) days after the expiration of such fifteen (15) day period, to enter into an Assignment or Sublease with respect to the portion of the Building designated in the Availability Notice, subject to Landlord's consent and the other provisions of this Paragraph 9 (including, without limitation, the provisions with respect to payment of Landlord's Share of Bonus Rent pursuant to Paragraph 9(f)), except that Landlord shall not have the further right to terminate with respect to such Assignment or Sublease. If Tenant fails to enter into an Assignment or Sublease within such one hundred twenty (120) day period, or upon expiration of any Sublease entered into within such one hundred twenty (120) day period, Landlord's rights under this Paragraph 9 to terminate the Lease with respect to the allocable portion of the Premises upon any future proposed Sublease or Assignment shall revive.

                           (f) BONUS RENT. If Landlord consents to the Sublease
or Assignment within fifteen (15) days after receipt of Tenant's notice pursuant to Paragraph 9(b), Tenant may thereafter within one hundred twenty (120) days after Landlord's consent, but not later than the expiration of said one hundred twenty (120) days, enter into such Assignment or Sublease of the Premises or portion thereof upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Paragraph 9(b). However, Tenant shall pay to Landlord seventy percent (70%) of the "Bonus Rent" (as defined below) attributable to such Sublease or Assignment. Tenant shall pay Bonus Rent to Landlord as and when it is received by Tenant, regardless of the time period to which it is attributable. "Bonus Rent" shall mean any rent or other consideration realized by Tenant under any and all Subleases and/or Assignments that is in excess of the Monthly Base Rent (or, during the portion of the Initial Term which follows Reinstatement, the Monthly Modified Rent) and Additional Charges payable hereunder (or the amount thereof proportionate to the portion of the Premises subject to such Sublease(s) and/or Assignment(s)), after first deducting from such excess the following:

                                    (i)      the unamortized total cost of the
         Building paid by Tenant pursuant to the Purchase Agreement plus any Alterations made to the Building by Tenant and at Tenant's expense as required by the Purchase Agreement, multiplied by a fraction, the numerator of which is the rentable square feet included in the portion of the Building subject to Sublease(s) and/or Assignment(s), and the denominator of which is the Rentable Area of the entire Building, which costs shall be amortized on a straight line basis (without interest) over the period of time prescribed by the Internal Revenue Service in equal monthly installments; and

                                    (ii)     costs reasonably incurred for
         tenant improvements and/or alterations installed by Tenant (commensurate with a standard office build-out, and including without limitation any improvements, additions or alterations required by Laws or by Landlord as provided in Paragraph 9(b)) to obtain the Sublease(s) and/or Assignment(s), which costs shall not exceed ten dollars per rentable square foot (adjusted by the increase from the Commencement Date in the Consumer Price Index for the San Francisco Bay Area, All Urban Consumers, All Items, San Francisco/Oakland/San Jose, California (Base Years 1982-84=100) (the "CPI Increase")) of the portion of the Building being sublet or assigned, and which costs shall be amortized on a straight line basis (without interest) over the term of the applicable Sublease or Assignment in equal monthly installments; and

                                    (iii)    any costs payable by Tenant to
         Landlord pursuant to express provisions of this Lease in connection with Landlord's review of Tenant's request for consent to such Sublease(s) or Assignment(s), any reasonable legal fees and costs (up to a maximum of $10,000, adjusted by the CPI

         Increase), and any customary brokers' commissions that Tenant has incurred in connection with such Sublease or Assignment, all amortized on a straight line basis (without interest) over the term of the Sublease or Assignment in equal monthly installments.

                           (g) NO RELEASE OR DEEMED APPROVAL. No consent by
Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Paragraph 9 shall be void and, at the option of Landlord, shall constitute a material Default by Tenant under this Lease. The acceptance of Monthly Base Rent or Additional Charges by Landlord from a proposed assignee or sublessee shall not constitute the consent to such Assignment or Sublease by Landlord.

                           (h) REORGANIZATION; PERMITTED TRANSFERS. The
following shall be deemed a voluntary assignment of Tenant's interest in this
Lease: (i) any dissolution, merger, consolidation, or other reorganization of Tenant; and (ii) the sale or transfer of more than fifty percent (50%) of the membership interests in Tenant to a person or entity other than the existing members of Tenant. Notwithstanding anything to the contrary contained in this Paragraph 9, but only after a Reinstatement with respect to the entire Premises (not including any Surrendered Premises (as defined in Paragraph 45)), Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior written consent: (1) Tenant may assign its interest in the Lease to a corporation, partnership, professional corporation, limited liability company, or limited liability partnership ("Transfer Entity") which results from a stock sale, merger, consolidation or other reorganization, so long as the surviving Transfer Entity has a net worth immediately following such transaction that is equal to or greater than the net worth of Tenant as of the date immediately prior to such transaction; and (2) Tenant may assign this Lease to a Transfer Entity which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as such acquiring Transfer Entity has a net worth immediately following such transaction that is equal to or greater than the net worth of Tenant as of the date immediately prior to such transaction.

                           (i) ASSUMPTION BY ASSIGNEE. Each assignee pursuant to
an Assignment as provided in this Paragraph 9 shall assume all obligations of Tenant under this Lease that arise or accrue from and after the effective date of such Assignment, and shall be and remain liable jointly and severally with Tenant for the payment of Monthly Base Rent and Additional Charges, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term. No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Paragraph 9(i), but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above. Notwithstanding anything to the contrary in this Lease, no Sublease shall be binding on Landlord unless and until Landlord shall agree in writing following termination of this Lease to recognize such sublessee and such sublessee agrees in writing to attorn to Landlord on the terms and conditions of the sublease (including the obligations under this Lease to the extent that they relate to the portion of the Premises subleased), and any Sublease entered into by Tenant hereunder shall include an obligation by the sublessee to so attorn to Landlord if Landlord, in Landlord's sole discretion, elects to recognize such Sublease upon any termination of this Lease and agrees to not disturb subtenant's rights or possession under the Sublease being recognized.

                           (j) AFFILIATE TRANSFERS. Notwithstanding anything to
the contrary contained in this Paragraph 9, but only after a Reinstatement with respect to the entire Premises (not including any Surrendered Premises (as defined in Paragraph 45)), Tenant shall have the right, without Landlord's consent and without triggering Landlord's rights under Paragraph 9(c), (d) and
(f), but with written notice to Landlord at least ten (10) days prior thereto, to enter into an Assignment of Tenant's interest in the Lease or a Sublease of all or any portion of the Premises to an Affiliate (as defined below) of Tenant, provided that (i) in connection with an Assignment that is not a Sublease, the Affiliate delivers to Landlord concurrent with such Assignment a written notice of the Assignment and an assumption agreement whereby the Affiliate assumes and agrees to perform, observe and abide by the terms, conditions, obligations, and provisions of this Lease arising from and after the effective date of the assignment; and (ii) the assignee or sublessee remains an Affiliate throughout the term of this Lease (and, in connection with an Assignment that is not a Sublease, the assumption agreement shall contain provisions consistent with the provisions of this subparagraph allowing Landlord to terminate this Lease at such time as the entity is no longer an Affiliate of the original Tenant). If this Lease is assigned or sublet to an Affiliate and thereafter any circumstance occurs which causes such assignee or sublessee to no longer be an Affiliate of the assigning or subleasing Tenant, Tenant shall give written notice thereof to Landlord, which notice, to become effective, shall refer to Landlord's right to terminate this Lease pursuant to this subparagraph, in the event of an Assignment, or to cause Tenant to terminate the Sublease, in the event of a Sublease ("Affiliation Termination Notice"). Following occurrence of the circumstance giving rise to the discontinuation of such assignee or sublessee being an Affiliate ("Affiliate Termination") of the assigning or subleasing Tenant, Landlord shall be entitled to terminate this Lease in the event of an Assignment, or to cause Tenant to terminate the Sublease in the event of a Sublease, unless Landlord has given its prior written consent to such circumstance, which consent shall not be unreasonably withheld by Landlord so long as, in the event of an Assignment, such assignee (after giving effect to such circumstance) has financial strength (as demonstrated by audited financial statements) equal to or greater than the assigning or subleasing Tenant (including its net worth) as of the date of execution of this Lease, or the assigning or subleasing Tenant executes a guaranty in usual form reasonably acceptable to Landlord (however, this does not imply that Tenant would be released without such guaranty). No Sublease or Assignment by Tenant made pursuant to this Paragraph shall relieve Tenant of Tenant's obligations under this Lease. As used in this paragraph, the term "Affiliate" shall mean and collectively refer to a corporation or other entity which controls, is controlled by or is under common control with Tenant, by means of an ownership of either (aa) more than fifty percent (50%) of the outstanding voting shares of stock or partnership or other ownership interests, or (bb) stock, or partnership or other ownership interests, which provide the right to control the operations, transactions and activities of the applicable entity.

                           (k) PERMITTED SPACE SHARING. Landlord acknowledges
that Tenant's business in the Premises may require that certain project-specific independent contractors ("Independent Contractors") of Tenant are located on-site at the Building, which may involve the use by such Independent Contractors and/or their employees of a portion of the Building, without payment of rent, for temporary offices. Tenant shall have the right, without Landlord's consent and without triggering Landlord's rights under Paragraphs 9(c),(d) or
(f), to allow use of portions of the Building as temporary offices by Independent Contractors and their employees, so long as (I) such Independent Contractors are not granted possessory rights to any portion of the Premises or Building (whether as assignees, sublessees, licensees, or in any other capacity) and do not pay rent; (II) Tenant causes such Independent Contractors, and Independent Contractors' use of the Building to be conducted in a manner in compliance with all of the terms and conditions of this Lease; (III) such Independent Contractors and their employees are "Tenant's Agents" for purposes of the indemnification, insurance and other provisions of this Lease; (IV) Independent Contracts shall not use more than ten percent (10%) of the rentable area of the Building collectively at any given time, (V) no Independent Contractor shall be on-site in the Building for more than six consecutive months, or for more than six months in any twelve month period; (VI) neither Landlord nor Tenant shall install any demising walls or hard wall office partitions in connection with any use of the Building by an Independent Contractor; and (VII) such use shall be deemed "Occupancy" by Tenant.

         10.      INSURANCE AND INDEMNIFICATION.

                           (a) LANDLORD INDEMNITY. Landlord shall indemnify and
hold Tenant harmless from and defend Tenant against any and all claims or liability for any injury or damage to any person or property including any reasonable attorney's fees (but excluding any consequential damages or loss of business) occurring in, on, or about the Project (i) prior to any Reinstatement or Occupancy of any portion of the Premises by Tenant or any parties claiming through Tenant (including, without limitation, any assignee, subtenant, or Tenant Party), to the extent not covered by Tenant's applicable indemnification obligations in Paragraph 10(c), except to the extent caused by the active negligence or willful misconduct of Tenant Parties or Tenant's breach of this Lease; and (ii) from and after any Reinstatement or Occupancy of any portion of the Premises by Tenant or any parties claiming through Tenant (including, without limitation, any assignee, subtenant, or Tenant Party), only to the extent such injury or damage is caused by the active negligence or willful misconduct of Landlord, its agents, servants, contractors or employees (collectively, including Landlord, "Landlord Parties"), except to the extent caused by the negligence or willful misconduct of Tenant Parties or Tenant's breach of this Lease.

                           (b) TENANT RELEASE. Landlord shall not be liable to
Tenant, and Tenant hereby waives all claims against Landlord Parties, for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever (other than the active negligence or willful misconduct of Landlord Parties) that occurs from and after any Reinstatement or Occupancy of any portion of the Premises by Tenant or any parties claiming through Tenant (including, without limitation, any assignee, subtenant, or Tenant Party), and without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement, or other portion of the Premises or the Building, or caused by gas, fire, oil, electricity, or any cause whatsoever, in, on, or about the Premises, the Project or any part thereof (other than that caused by the active negligence or willful misconduct of Landlord Parties). Tenant acknowledges that any casualty insurance carried by Landlord will not cover loss of income to Tenant or damage to the Alterations in the Premises or Tenant's Trade Fixtures or personal property located within the Premises (except as provided in Paragraph 10(f) below). Tenant shall be required to maintain the insurance described in Paragraph 10(d) below from and after any Reinstatement or Occupancy of any portion of the Premises by Tenant or any parties claiming through Tenant (including, without limitation, any assignee, subtenant, or Tenant Party) and thereafter throughout the Term.

                           (c) TENANT INDEMNITY. Except to the extent caused by
the active negligence or willful misconduct of Landlord Parties, Tenant shall indemnify and hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in or on the Premises from and after any Reinstatement or Occupancy of any portion of the Premises by Tenant or any parties claiming through Tenant (including, without limitation, any assignee, subtenant, or Tenant Party); or (ii) occurring in, on, or about any other portion of the Project to the extent such injury or damage is caused by the negligence or willful misconduct of the Tenant Parties. Tenant further agrees to indemnify and hold Landlord harmless from, and defend Landlord against, any and all claims, losses, or liabilities (including damage to Landlord's property) arising from
(x) any breach of this Lease by Tenant, (y) any matter referred to in Paragraph 10(g), and/or (z) the conduct of any activities, work or business of Tenant Parties in or about the Project, including, but not limited to any release, discharge, storage or use of any Hazardous Substance. In the event of a discrepancy between the terms of this paragraph and the terms of Paragraph 39 of the Lease concerning Hazardous Substance liability, the latter shall control.

                           (d) TENANT INSURANCE REQUIREMENTS. Tenant shall
procure at its cost and expense and keep in effect from and after any Reinstatement or Occupancy of any portion of the Premises by Tenant or any parties claiming through Tenant (including, without limitation, any assignee, subtenant, or Tenant Party) and thereafter throughout the Term the following insurance:

                                    (i)      Commercial general liability
         insurance on an occurrence form, including contractual liability, with a minimum combined single limit of liability of Three Million Dollars ($3,000,000) per occurrence. Such insurance shall name Landlord, any Mortgagee and lessor, and such other parties as Landlord may request as additional insureds, shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage. The limits of such insurance shall not limit the liability of Tenant hereunder, and Tenant is responsible for ensuring that the amount of liability insurance carried by Tenant is sufficient for Tenant's purposes.

                                    (ii)     Business interruption insurance,
         insuring Tenant for a period of twelve (12) months against losses arising from the interruption of Tenant's business, and for lost profits, and charges and expenses which continue but would have been earned if the business had gone on without interruption, insuring against such perils, in such form and with such deductible amounts as are commercially reasonable;

                                    (iii)    "Special" (also known as "all
         risk") property insurance (including, without limitation, boiler and machinery (if applicable); sprinkler damage, vandalism and malicious mischief) on all of Tenant's Trade Fixtures and personal property. Such insurance shall be in an amount equal to full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO All Risk form, when such form is supplemented with the coverages required above.

                                    (iv)     Worker's compensation insurance
         with limits as may be required by law.

                                    (v)      Such other insurance as may be
         required by Laws, or by Landlord to the extent it is commercially reasonable for tenants to be required to carry such other insurance under similar leases with respect to similar property in similar locations.

Insurance required under this Paragraph 10(d) shall be in companies licensed to do business in California and rated "A" IX or better in "Best's Insurance Guide." Tenant shall deliver copies of policies of such insurance and certificates naming the additional insureds thereof to Landlord on or before any Reinstatement or Occupancy, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges within five (5) days after delivery to Tenant of bills therefor.

                           (e) SURVIVAL. The provisions of this paragraph 10
shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

                           (f) LANDLORD INSURANCE. Landlord shall maintain
insurance on the Project, including the Building, and on any Alterations installed in the Premises by Tenant at its expense to the extent Tenant provides Landlord with all information reasonably required by Landlord or its insurer in connection therewith (with the entire cost of any such insurance on Alterations to be payable directly by Tenant to Landlord as an Additional Charge, including the incremental cost to add such insurance to Landlord's policies and any deductibles payable with respect to such Alterations), against fire and risks covered by "special" coverage (also known as "all risk") (excluding earthquake and flood, though Landlord, at its sole option, may include this coverage, and Tenant acknowledges that Landlord intends to initially carry such coverage) on a 100% of "replacement cost" basis (though reasonable deductibles may be included under such coverage). Landlord's insurance shall have a building ordinance provision, and shall provide for rental interruption insurance covering a period of twelve (12) full months. In no event shall Landlord be deemed a co-insurer under such policy. Landlord shall also maintain commercial general liability insurance on an occurrence basis in amounts not less than Three Million Dollars ($3,000,000) per occurrence with respect to bodily injury or death and property damage in the Project. Notwithstanding the foregoing obligations of Landlord to carry insurance, Landlord may modify the foregoing coverages if and to the extent it is commercially reasonable to do so. Landlord agrees to provide Tenant, upon written request, with certificates of insurance evidencing the foregoing coverages. Tenant acknowledges that, notwithstanding any provision of this Paragraph 10(f) or this Lease, Landlord currently intends to carry earthquake insurance on the Project during the Term of this Lease. At all times prior to a Reinstatement or Occupancy, Landlord shall cause such insurance to name Tenant, Guarantor and such other parties (to the extent of their respective interests) as Tenant may reasonably request as additional insureds, shall specifically include the liability assumed hereunder by Landlord with respect to periods prior to Reinstatement or Occupancy, and shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Tenant, and shall provide that Tenant shall receive thirty 30) days' written notice from the insurer prior to any cancellation or change of coverage. Landlord shall deliver certificates of such insurance naming the additional insureds thereof to Tenant within ten (10) days after the Commencement Date, and thereafter at least thirty
(30) days before the expiration dates of expiring policies.

                           (g) DISCLAIMER REGARDING SECURITY. Tenant
acknowledges that even if Landlord installs and operates security cameras or other security equipment and/or provides any other services that could be construed as being intended to enhance security at the Project, Landlord shall have no obligation to Tenant or to any Tenant Party for any damage, claim, loss or liability related to any claim that Landlord had a duty to provide security or that the equipment or services provided by Landlord were inadequate, inoperative or otherwise failed to provide adequate security. Any such claim made against Landlord by any employee, customer or invitee of Tenant shall be included within Tenant's obligation of indemnity and defense set forth in subparagraph (c) above.

         11. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary in this Lease, the parties hereto release each other (including Landlord Parties and Tenant Parties) and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk (i) which is actually insured against, to the extent of receipt of payment under such policy (unless the failure to receive payment under any such policy results from a failure of the insured party to comply with or observe the terms and conditions of the insurance policy covering such liability, in which event, such release shall not be so limited), (ii) which is required to be insured against under this Lease, without regard to the negligence or willful misconduct of the entity so released, or (iii) which would normally be covered by the standard form of "special" or "all risk" coverage property insurance. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, and other property insurance maintained by either of them at any time during the Term insuring or covering the Building, the Premises, or the Project or any portion thereof of its contents therein, a waiver of all rights of subrogation which the insurer of one party might otherwise, if at all, have against the other party and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver.

         12.      SERVICES AND UTILITIES/BUILDING MANAGEMENT.

                           (a) LANDLORD RESPONSIBILITIES. Landlord shall provide
the maintenance and repairs described in Paragraph 7(a), except for damage occasioned by the act or omission of Tenant or for which Tenant is responsible pursuant to Paragraph 7(c), which damage shall be repaired by Landlord at Tenant's expense. Landlord shall provide necessary utilities and services to the Common Areas, as determined by Landlord in Landlord's reasonable discretion, and in any event to the extent expressly required by the terms and conditions of the DDA, the Parking REA and/or the CC&Rs.

                           (b) TENANT RESPONSIBILITIES. Subject to the
provisions elsewhere herein contained and to the Rules and Regulations, commencing upon a Reinstatement or Occupancy, Tenant shall be responsible for arranging for, and direct payment of any and all cost of, garbage pickup, recycling, janitorial, security, transportation management and mitigation programs, water, electricity, gas, telephone, cable and digital services, and Tenant shall provide the maintenance, repair and services as described in
Section 7(b). Landlord shall cooperate with Tenant's efforts to arrange all such services. Tenant shall cooperate fully with Landlord and abide by all the reasonable regulations and requirements that Landlord may prescribe for the proper functioning and protection of the Building Systems.

                           (c) NO EXCESSIVE LOAD. Tenant will not without the
written consent of Landlord, which consent shall not be unreasonably withheld or delayed, use any apparatus or device in the Premises which, when used, puts an excessive load on the Building or its structure or systems, including, without limitation, electronic data processing machines, punch card machines and machines using excess lighting or voltage in excess of the amount for which the Building is designed.

                           (d) NO LIABILITY. Landlord shall not be in default
hereunder, nor be deemed to have evicted Tenant, nor be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated, except as expressly provided for in the second to last sentence of this paragraph, by reason of (i) the installation, use or interruption of use of any equipment in connection with the foregoing utilities and services; (ii) failure to furnish or delay in furnishing any services to be provided by Landlord when such failure or delay is caused by Acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord (any of the foregoing, "Force Majeure"), or by the making of repairs or improvements to the Premises or to the Building (except in the case of Landlord's active negligence or willful misconduct); or
(iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises, the Building, or the Project. Furthermore, Landlord shall be entitled to cooperate with the mandatory requirements of national, state or local governmental agencies or utilities suppliers in connection with reducing energy or other resources consumption. If the Premises or any portion thereof become unsuitable for Tenant's use as a consequence of cessation of gas and electric utilities or other services provided to the Premises or Building resulting from a casualty covered by Landlord's insurance, then Tenant's Monthly Base Rent and Additional Charges shall abate during the period of time in which Tenant cannot occupy the Premises (or shall proportionately abate during the period of time in which Tenant cannot occupy a portion of the Premises) for the Permitted Uses, but only to the extent of rental abatement insurance proceeds received by Landlord and/or any Mortgagee (or, if Landlord fails to carry such insurance as required by Paragraph 10(f), or fails to pay premiums for such insurance and such failure does not result from Tenant's failure to perform Tenant's obligations hereunder, proceeds that would have been payable to Landlord in the absence of such failure). In no event shall any mortgagee or beneficiary under any mortgage or deed of trust on all or any portion of the Project, the Building, or the Land (any such mortgagee or beneficiary, a "Mortgagee") be or become liable for any default of Landlord under this Paragraph 12.

                           (e) BUILDING MANAGEMENT. Tenant grants Landlord the
right, without any further action or approval by Tenant, to appoint as property manager for the Building such person or entity as Landlord may designate to manage the Premises (which manager may, at Landlord's election, be Landlord), and such person or entity shall act as Building manager throughout the Term, provided that Tenant shall not incur any cost or expense for such Building manager except to the extent of management fees properly included (and subject to limitations contained) in the definition of "Expenses", and then only at such times as Tenant is responsible for payment of Tenant's Share of Expenses under the terms of this Lease. Tenant shall not have any right to terminate or replace any such Building manager appointed by Landlord.

         13.      ESTOPPEL CERTIFICATES.

                           (a) TENANT. Tenant, at any time and from time to
time, within ten (10) days from receipt of written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any prospective purchaser or mortgagee of any part of the Project any other party acquiring an interest in Landlord, a certificate of Tenant in a form reasonably acceptable to Tenant and containing such information as is customary or as may reasonably be required by any of such persons, including, but not limited to, whether (and if so, the portions of the Premises as to which) Reinstatement or Occupancy has occurred,. Tenant has approved the form or forms of tenant certificate attached as Exhibit "E" without limiting Tenant's future approval of any additional or substitute certificate. It is intended that any such certificate of Tenant delivered pursuant to this Paragraph 13 may be relied upon by Landlord and any prospective purchaser or Mortgagee, or such other party.

                           (b) LANDLORD. Landlord will execute, acknowledge and
deliver to Tenant a substantially similar, customary and reasonable certificate to that required by Subparagraph 13(c), certifying to such factual matters as Tenant may reasonably request, including, but not limited to, whether (and if so, the portions of the Premises as to which) Reinstatement or Occupancy has occurred, within ten (10) days from receipt of written request from Tenant, in form reasonably acceptable to Landlord.

                           (c) GUARANTOR. Tenant shall at any time upon not less
than ten (10) days prior written notice from Landlord cause Guarantor to execute, acknowledge and deliver to Landlord, or to any other person specified by the requesting party, an estoppel certificate of Guarantor, in form reasonably acceptable to Guarantor, stating such factual information as may be customary or as may be reasonably required by any such persons, including, without limitation, whether the Guaranty is in full force and effect or any uncured defaults then exist by either party under the Guaranty or, to Guarantor's actual knowledge, whether any circumstances exist which, but for the passing of time or giving of notice, would be a default by Guarantor under the Guaranty, whether the Guaranty will continue in full force and effect notwithstanding a proposed assignment or sublease, and notwithstanding a termination of the Lease, whether Guarantor is a debtor in any case pending under the bankruptcy laws of the United States or any state thereof, and such matters with respect to the Lease, to Guarantor's actual knowledge, as are included in the forms of tenant certificate attached as Exhibit "E". It is intended that any such certificate of Guarantor delivered pursuant to this Subparagraph 13(c) may be relied upon by Landlord and any prospective tenant, purchaser or Mortgagee. In addition, Tenant's failure to cause Guarantor to deliver such estoppel certificate within such time shall be a Default under this Lease without benefit of cure period.

         14. HOLDING OVER. If Tenant, having Occupied, or caused a Reinstatement to occur with respect to, the Building or any portion thereof (directly or through any successor-in-interest of Tenant) remains in possession of all or any portion of the Premises after the expiration or termination of this Lease with the written consent of Landlord, such continued possession shall not, of itself, cause or result in a Reinstatement, but shall be construed to be a tenancy from month-to-month at one hundred twenty-five percent (125%) of the greater of (a) the Monthly Base Rent payable in the last full month prior to such termination or expiration, or (b) the Monthly Modified Rent, if such holdover occurs following a Reinstatement, or (c) $913,344, if such holdover occurs upon expiration of the Initial Term, in any case subject to increase pursuant to Paragraph 42, together with an amount estimated by Landlord for the monthly Additional Charges for Expenses and Taxes payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. If Tenant, having Occupied, or caused a Reinstatement to occur with respect to, the Building or any portion thereof (directly or through any successor-in-interest of Tenant) remains in possession of all or any portion of the Premises after the expiration or termination of this Lease without the written consent of Landlord, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the Monthly Base Rent during Tenant's holding over shall be the greater of the then-fair market rent for the Premises (as reasonably determined by Landlord) or two hundred percent (200%) of
(x) the Monthly Modified Rent if it occurs during the Initial Term, or (y) $913,344 if it occurs upon expiration of the Initial Term, or (z) the Monthly Base Rent payable in the last full month prior to such termination or expiration if it occurs at any time during any Extension Term, in each case subject to increase pursuant to Paragraph 42 and together with Additional Charges for Expenses and Taxes payable (or that would have been payable if a Reinstatement or Occupancy had previously occurred) in the last full month prior to the termination or expiration of this Lease. In addition to Rent, Tenant shall pay Landlord for all damages proximately caused by reason of the Tenant's retention of possession. Landlord shall use commercially reasonable efforts to notify Tenant if and when (a) a new lease, or a letter of intent for a new lease, has been entered into for any portion of the Premises, (b) a loan application has been submitted by Landlord or a loan commitment issued to Landlord in connection with the Premises at a time when Tenant is then holding over or Landlord in its reasonable judgment believes a Tenant holdover is likely prior to the contemplated loan being fully funded, or (c) a sale contract or letter of intent for a sale of the Premises to a third party has been entered into for the Premises at a time when Tenant is then holding over or Landlord in its reasonable judgment believes a Tenant holdover is likely prior to the contemplated sale being consummated. Landlord's acceptance of Rent after the termination of this Lease shall not constitute a renewal of this Lease, and nothing contained in this provision shall be deemed to waive Landlord's right of re-entry or any other right hereunder or at law. Tenant acknowledges that, in Landlord's marketing and re-leasing efforts for the Premises, Landlord is relying on Tenant's vacation of the Premises on the Expiration Date. Accordingly, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, liabilities, losses, costs, expenses and damages arising or resulting directly or indirectly from Tenant's failure to timely surrender the Premises, including, without limitation, (i) any loss, cost or damages suffered by any prospective tenant of all or any part of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of all or any portion of the Premises by reason of such failure of Tenant to timely surrender the Premises. Landlord and Tenant agree that, if a "Default" by Tenant occurs after Reinstatement or Occupancy has occurred with respect to any portion of the Premises, and, within thirty (30) days after receipt of written notice from Landlord of such Default, Tenant does not vacate and surrenders possession of the Premises and Improvements as required by Paragraph 24, then a holdover without the written consent of Landlord shall be deemed to have occurred.

         15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (i) the Parking REA, the Initial CC&Rs, any other CC&Rs or other Encumbrances currently in effect or that Landlord may enter into in the future, and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which all or any portion of the Project, or Landlord's interest or estate therein, is specified as security (any of the foregoing, a "Mortgage", and the beneficiary or mortgagee under any of the foregoing, a "Mortgagee"). Tenant covenants and agrees to execute and deliver upon demand by Landlord and in the form requested by Landlord and reasonably acceptable to Tenant, any customary additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such Mortgage. Tenant shall execute, deliver and record any such documents within ten (10) days after Landlord's written request.

         16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit "D" and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other Tenant or occupant of the Project of any said rules and regulations. Landlord shall enforce the Rules and Regulations against all tenants in the Project in a non-discriminatory manner. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and those set forth in the rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.

         17. RE-ENTRY BY LANDLORD. Landlord reserves and shall at all reasonable times, upon reasonable prior notice (except in the case of an emergency), and subject to Tenant's reasonable security precautions and the right of Tenant to accompany Landlord at all times, have the right to re-enter the Premises and Building to inspect the Premises and Building, to supply any service to be provided by Landlord to Tenant hereunder (unless Tenant is supplying such service), to post notices of nonresponsibility or as otherwise required or allowed by this Lease or by law, and to alter, improve or repair the Premises and any portion of the Building as required or allowed by this Lease (and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Building where reasonably required by the character of the work to be performed), and, during normal business hours only, to show the Premises to prospective purchasers, Mortgagees or tenants (but after a Reinstatement, as to prospective purchasers and tenants only during the last eighteen (18) months of the Term). Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord's entry and acts pursuant to this Paragraph and Tenant shall not be entitled to an abatement or reduction of Monthly Base Rent or Additional Charges if Landlord exercises any rights reserved in this paragraph. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except for Landlord's active negligence or willful misconduct. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Building or Premises, excluding Tenant's vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Building or Premises, and any entry to the Building or Premises, or portion thereof obtained by Landlord by any of said means, or otherwise, shall not under any emergency circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Building or Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall use commercially reasonable efforts during re-entry to minimize any material, unreasonable interference with Tenant's use of the Premises and Building or its business conducted therein.

         18. INSOLVENCY OR BANKRUPTCY. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, whether now existing or hereafter amended or enacted (any of the foregoing being defined as an "Insolvency Proceeding"), shall at Landlord's option constitute a breach of this Lease by Tenant (provided that, with respect to a petition in bankruptcy, or receiver attachment, or other remedy pursued by a third party, such event shall not constitute a breach of this Lease so long as it is discharged within sixty (60) days). Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

         19.      DEFAULT.

                           (a) TENANT DEFAULT. The failure by Tenant to perform
any of its obligations under this Lease shall constitute a "Default" hereunder by Tenant upon expiration of the appropriate grace or cure period provided in this Paragraph 19(a). Tenant shall have a period of three (3) days from the date of written notice from Landlord within which to cure any failure to pay Monthly Base Rent or Additional Charges; provided, however, that Landlord shall not be required to provide such notice more than two (2) times during any two (2) year period during the Term with respect to non-payment of Monthly Base Rent or Additional Charges, the third such non-payment constituting Default without requirement of notice. Tenant shall have a period of thirty (30) days from the date of receipt of written notice from Landlord within which to cure any other curable Default under this Lease; provided, however, that with respect to any curable Default other than the payment of Monthly Base Rent or Additional Charges that cannot reasonably be cured within thirty (30) days, the cure period shall be extended for an additional period of time reasonably required to cause such cure if Tenant commences to cure within thirty (30) days from Landlord's notice and continues to prosecute diligently the curing thereof, provided that such cure period shall in no event extend beyond ninety (90) days after Landlord's notice. Notwithstanding the foregoing, (i) if a specific time for performance or a different cure period is specified elsewhere in this Lease with respect to any specific obligation of Tenant, such specific performance or cure period shall apply with respect to a failure of such obligation in lieu of, and not in addition to, the cure period provided in this Paragraph 19(a); (ii) the cure period specified in Paragraph 23 shall apply with respect to Landlord's rights to cure Tenant's failure to perform pursuant to Paragraph 23, and (iii) the cure rights provided in this Paragraph 19(a) shall not extend the specific time for compliance with any required delivery, approval or performance obligation under Paragraph 13 or 15 of the Lease.

                           (b) LANDLORD REMEDIES. Upon a Default of this Lease
by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

                                    (i)      The rights and remedies provided by
         California Civil Code, Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid Monthly Base Rent and Additional Charges for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2;

                                    (ii)     The rights and remedies provided by
         California Civil Code, Section 1951.4, that allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Monthly Base Rent and Additional Charges as they become due, for so long as Landlord does not terminate Tenant's right to possession; provided, however, if Landlord elects to exercise its remedies described in this Paragraph 19(a)(ii) and Landlord does not terminate this Lease, and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises at such time as Tenant is in Default, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's rights to possession;

                                    (iii)    The right to terminate this Lease
         by giving notice to Tenant in accordance with applicable law;

                                    (iv)     If Landlord elects to terminate
         this Lease, the right and power to enter the Premises and the Building and remove therefrom all persons and property and, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law.

                           (c) LANDLORD DEFAULT. Landlord shall have a period of
thirty (30) days from the date of written notice from Tenant within which to cure any default of Landlord under this Lease; provided, however, that with respect to any default that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Landlord commences to cure within thirty (30) days from Tenant's notice and continues to prosecute diligently the curing thereof. Tenant agrees to deliver to any Mortgagee a copy of any Notice of Default served upon the Landlord in the manner prescribed by Paragraph 26 hereof, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional thirty (30) days (provided that Tenant notifies Mortgagee concurrently with Tenant's notice to Landlord at the beginning of Landlord's thirty (30) day period; otherwise Mortgagee shall have sixty (60) days from the date on which it is noticed) within which to cure such default or if such default cannot be cured within that time, then such additional time as may be reasonably necessary to cure such default shall be granted if within such applicable period Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

                           (d) CROSS-DEFAULT. Any default under the Guaranty,
the Work Letter Amendment, the One Year Note or the Five Year Note (as such terms are defined in the Purchase Agreement) (any of the foregoing being defined as a "Cross-Defaulted Document") that is not cured within any applicable cure period thereunder shall constitute a Default under this Lease by Tenant. In addition, it shall be a Default under this Lease by Tenant if Tenant records the Grant Deed (as defined in the Purchase Agreement). At any time during the term of this Lease Landlord, in its sole discretion, may delete this Paragraph 19(d) from this Lease, or may elect to not have this Paragraph 19(d) apply to any specific Cross-Defaulted Document, by delivering written notice thereof to Tenant, without any further action required by Tenant. Upon request by either party, the parties shall execute and deliver an amendment to this Lease documenting any such deletion of this Paragraph by Landlord.

         20.      DAMAGE BY FIRE, ETC.

                           (a) RESTORATION OR TERMINATION. If the Premises or
the Building are damaged by fire or other casualty, Landlord shall forthwith repair the same, provided that such repairs can be made within two hundred seventy (270) days after the date of such damage under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof. In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Monthly Base Rent and Additional Charges for Expenses and Taxes for the period of time during which such repairs to be made hereunder by Landlord are being made. Such reduction of Monthly Base Rent and Additional Charges for Expenses and Taxes, if any, shall be based upon the greater of (i) the proportion that the area of the Building rendered untenantable by such damage bears to the total area of the Building; or (ii) the extent to which such damage and the making of such repairs by Landlord shall interfere with the business carried on by Tenant in the Building, and shall be limited to the extent of rental abatement insurance proceeds actually received by Landlord or a Mortgagee under Landlord's casualty insurance policy (or, if Landlord fails to carry such insurance as required by Paragraph 10(f), or fails to pay premiums for such insurance and such failure does not result from Tenant's failure to perform Tenant's obligations hereunder, proceeds that would have been payable to Landlord in the absence of such failure). Within thirty (30) days after the date of such damage, Landlord shall notify Tenant whether or not, in Landlord's reasonable opinion, such repairs can be made within two hundred and seventy (270) days after the date of such damage and Landlord's reasonable estimate of the time needed for such repairs. If such repairs cannot be made within two hundred and seventy (270) days from the date of such damage, Landlord shall have the option within thirty (30) days after the date of such damage to elect either to: (i) notify Tenant of Landlord's intention to repair such damage and diligently prosecute such repairs, in which event this Lease shall continue in full force and effect and the Monthly Base Rent and Additional Charges for Expenses and Taxes shall be reduced as provided herein; or (ii) notify Tenant of Landlord's election to terminate this Lease as of a date specified in such notice, which date shall not be less than thirty
(30) days nor more than sixty (60) days after such notice is given and this Lease shall terminate on the date specified in such notice. If Landlord notifies Tenant that restoration or repair of the Building will take more than two hundred and seventy (270) days, Tenant shall have a right to terminate the Lease within fifteen (15) days following receipt of Landlord's notice, by providing Landlord with written notice of its election to do so. In such event (and also in the event Landlord terminates the Lease pursuant to the immediately preceding sentence), Tenant shall have no liability for payment of the deductible under Landlord's insurance relating to such damage. In case of termination by either event, (x) if such termination occurs prior to Reinstatement, within ten (10) days after such termination Tenant shall pay to Landlord the Monthly Base Rent that would have been payable under this Lease through the expiration of the Initial Term, and (y) if such termination occurs after Reinstatement, the Monthly Base Rent and Additional Charges for Expenses and Taxes shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Monthly Base Rent and Additional Charges for Expenses and Taxes up to the effective date of such termination, and Landlord shall refund to Tenant any Monthly Base Rent and Additional Charges previously paid for any period of time subsequent to such date of termination. The repairs to be made hereunder by Landlord shall not include, and Landlord shall not be required to repair, any damage by fire or other cause to the property of Tenant or any repairs or replacements of any paneling, decorations, railings, floor coverings or any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant; provided, however, that to the extent Landlord's insurance policies cover any Alterations pursuant to Paragraph 10(f), Landlord shall make available to Tenant any available insurance proceeds with respect to any damage or destruction that affects such Alterations, after deducting therefrom the cost, if any, to Landlord for the recovery of such proceeds and/or of any repair to the Building or Premises or Project for which Landlord is responsible hereunder, in order for Tenant to repair and restore such Alterations, pursuant to disbursement procedures established by Landlord and/or any Mortgagee. Tenant hereby waives the provisions of Section 1932.2, and
Section 1933.4, of the Civil Code of California.

                           (b) CASUALTY AT END OF TERM. Notwithstanding anything
to the contrary contained in this Lease, if during the twelve (12) months prior to the expiration of the Term (including any Extension Term, if Tenant then has exercised its option to extend pursuant to Paragraph 41), the Building or a substantial portion thereof is damaged or destroyed by fire or other casualty, either Tenant or Landlord shall have the option to terminate this Lease as of the date of such damage or destruction by written notice to the other party given within thirty (30) days after such damage or destruction, in which event
(i) if such termination occurs prior to Reinstatement, within ten (10) days after such termination Tenant shall pay to Landlord the Monthly Base Rent that would have been payable under this Lease through the expiration of the Initial Term, and (ii) if such termination occurs after Reinstatement, the Landlord shall make a proportionate refund to Tenant of such Monthly Base Rent and Additional Charges for Expenses and Taxes as may have been paid in advance. For purposes of this paragraph, a "substantial portion" shall mean fifty percent (50%) of the Building.

                           (c) UNINSURED CASUALTY. Notwithstanding Paragraph
20(a), and subject to the termination right in Paragraph 20(b), in the event of a total or partial destruction of the Building (i) by a casualty both of a type not required to be insured against by Landlord under the terms of this Lease and not actually insured against by Landlord, or (ii) under circumstances where the net insurance proceeds (plus applicable deductibles that are included in Expenses) obtained as a result of such casualty (or, if Landlord fails to carry any specific insurance that Landlord is obligated to carry under this Lease, or fails to pay premiums for such insurance and such failure does not result from Tenant's failure to perform its obligations hereunder, proceeds that would have been payable to Landlord in the absence of such failure) are ninety percent (90%) or a lesser percentage of the cost of restoration, rebuilding or replacement (including without limitation if such circumstances result from a requirement by any Mortgagee that Landlord utilize insurance proceeds to pay down the Mortgage), which destruction exceeds five percent (5%) of the replacement cost of the Building, Landlord may elect, in its sole discretion by written notice to Tenant within thirty (30) days after the date of such damage, to either (x) terminate this Lease, or (y) if the damage can be reconstructed within two hundred seventy (270) days after the date of such damage, to reconstruct the Building, in which event this Lease shall continue in full force and effect. However, notwithstanding the foregoing, if Landlord elects not to reconstruct, Tenant may by written notice to Landlord within ten (10) days after Landlord notifies Tenant of Landlord's election, request that Landlord undertakes such reconstruction on the condition that Tenant agrees in such written request to pay the entire cost for reconstruction of the Building (as determined by Landlord in its reasonable discretion), which shall be paid (in lump sum or in progress payments, at Landlord's election) to Landlord within thirty (30) days after receipt of an invoice or invoices from Landlord. If either (a) the remaining Term of the Lease at the time of such destruction is less than ten (10) years (which Term will include the Extension Term if Tenant delivers its Extension Notice prior to or together with Tenant's reconstruction request), or (b) the restoration or repair of the Building (including any period of time necessary to obtain construction financing, if Tenant does not agree to fund such construction) will take more than two hundred and seventy (270) days to complete, then Landlord shall not be obligated to reconstruct the Building in response to Tenant's request but, rather, Landlord shall consider Tenant's request in Landlord's sole discretion. Landlord shall respond to Tenant's written request within thirty (30) days after receipt thereof.

                           (d) CASUALTY PRIOR TO REINSTATEMENT. Notwithstanding
anything to the contrary in this Paragraph 20, in the event of a total or partial destruction of the Building prior to the occurrence of a Reinstatement with respect to the entire Premises (excluding the Surrendered Premises), which destruction exceeds five percent (5%) of the replacement cost of the Building, Landlord may elect, in its sole discretion by written notice to Tenant within thirty (30) days after the date of such damage, to terminate this Lease. However, notwithstanding the foregoing, Tenant may by written notice to Landlord within ten (10) days after Landlord notifies Tenant of Landlord's election to terminate, elect to cause a Reinstatement to occur with respect to the entire Premises (excluding the Surrendered Premises), and thereafter the parties' respective rights and obligations shall be as otherwise provided in this Paragraph 20.

         21.      EMINENT DOMAIN.

                           (a) ENTIRE BUILDING. If the entire Premises are taken
or appropriated under the power of eminent domain or conveyed in lieu thereof (any such event, a "Taking"), (i) this Lease and all right, title and interest of the Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such Taking, and (ii) the Monthly Base Rent and Additional Charges payable shall be apportioned as of the date of such vesting.

                           (b) PARTIAL BUILDING; TERMINATION. If there is a
Taking of less than the entire Premises, this Lease shall terminate as to the portion of the Premises so taken upon vesting of title pursuant to such Taking, and if, but only if, such Taking is so extensive that it renders the remaining portion of the Premises unsuitable for the use being made of the Premises on the date immediately preceding such Taking (or if the Premises are vacant at such time, for the Permitted Use), either the Tenant or the Landlord may terminate this Lease by written notice to the other party not later than thirty (30) days after the date of such vesting, specifying as the date for termination a date not later than thirty (30) days after such notice. On the date specified in such notice, (i) the term of this Lease and all right, title and interest of Tenant hereunder shall cease, and (ii) the Monthly Base Rent and Additional Charges shall be apportioned as of the date of such termination

                           (c) PARTIAL BUILDING; RESTORATION. If there is a
Taking of less than the entire Premises and this Lease is not terminated as provided in Paragraph 21(b) above, this Lease shall terminate as to the portion of the

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Premises so taken upon vesting of title pursuant to such Taking. In any such case, if the Premises have been damaged as a consequence of such partial Taking, Landlord shall restore the structural portions of the Building for the portion of the Premises continuing under this Lease at Landlord's cost and expense; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any Alterations installed on the Premises by or at the expense of Tenant. Tenant shall, at Tenant's sole cost and expense, promptly and pursuant to Paragraph 6, restore the interior of the Building (including the Alterations) not so taken. Thereafter, the Monthly Base Rent and Additional Charges for Expenses and Taxes to be paid under this Lease for the remainder of the Term shall be proportionately reduced, such that thereafter the amounts to be paid by Tenant shall be in the ratio that the portion of the Premises not so taken bears to the total area of the Premises prior to such Taking.

                           (d) TAKING OF COMMON AREA. If there is a Taking of
any portion of the Common Area which causes the Premises to violate parking requirements, building setbacks or access requirements under any applicable Laws, Landlord shall cure such non-compliance by any reasonable means. If Landlord determines that such violation is not curable by reasonable means, both Landlord and Tenant shall have the option, exercisable by written notice to the other party, of terminating this Lease. If Landlord determines that such violation is curable, but then fails to commence such cure within sixty (60) days after such Taking, the Tenant shall have the option, exercisable by written notice to Landlord, of terminating this Lease. Any termination of this Lease pursuant to this Paragraph 21(d) shall be effective as of the date of vesting of title pursuant to the Taking, and Landlord shall make a proportionate refund to Tenant of any Monthly Base Rent and Additional Rent that has been paid in advance.

                           (e) AWARD. Landlord shall receive (and Tenant shall
assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with any Taking (including, without limitation, any award attributable to Tenant's ownership interest in the Building and/or any other Improvements), whether partial or total, and whether or not either Landlord or Tenant exercises any right it may have to terminate this Lease. Tenant shall have no claim against Landlord for any part of such sum paid by virtue of the Taking, whether or not attributable to the value of the unexpired term of this Lease or the value of Tenant's interest in the Building, except that Tenant shall be entitled to petition the condemning authority for the following: (i) the then unamortized cost of any Alterations paid for by Tenant from its own funds; (ii) the value of Tenant's trade fixtures; (iii) Tenant's relocation costs; and (iv) Tenant's goodwill, loss of business and business interruption.

                           (f) TEMPORARY TAKING. Notwithstanding anything to the
contrary contained in this Paragraph 21, if there is a Taking of the temporary use or occupancy of any part of the Premises during the Term, this Lease shall be and remain unaffected by such Taking and Tenant shall continue to pay in full all Monthly Base Rent and Additional Charges payable hereunder by Tenant during the Term. In such event, Tenant shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term. If such temporary taking is for a period longer than two hundred and seventy (270) days and unreasonably interferes with Tenant's right to use the Premises or the Common Area, then Tenant shall have the right to terminate the Lease, and Landlord shall be entitled to receive the entire award for the Taking, except for that portion which represents compensation for the use or occupancy of the Premises during the period of time prior to such termination.

                           (g) WAIVER OF STATUTORY PROVISIONS. Landlord and
Tenant understand and agree that the provisions of this Paragraph 21 are intended to govern fully the rights and obligations of the parties in the event of a Taking of all or any portion of the Premises. Accordingly, the parties each hereby waives any right to terminate this Lease in whole or in part under Sections 1265.120 and 1265.130 of the California Code of Civil Procedure or under any similar Law now or hereafter in effect.

         22. SALE BY LANDLORD. If Landlord sells or otherwise conveys its interest in the Premises, Landlord shall be relieved of its obligations under the Lease from and after the date of sale or conveyance (including the obligations of Landlord under Paragraph 39), only when the successor assumes in writing the obligations to be performed by Landlord on and after the effective date of the transfer, whereupon Tenant shall attorn to such successor.

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
         23. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Monthly Base Rent or Additional Charges. If Tenant fails to pay any sum of money, other than Monthly Base Rent or Additional Charges for Expenses or Real Estate Taxes, required to be paid by it hereunder to a person other than Landlord, or if Tenant fails to perform any other act on its part to be performed hereunder, regardless of whether such failure has become a Default hereunder and either (i) such failure continues, and Tenant does not commence cure of such failure, for ten (10) days after notice thereof by Landlord as provided in Paragraph 19(a) (except in the event of emergency, when no notice or cure period shall be required but Landlord shall make reasonable good faith efforts to notify Tenant prior to commencing such emergency cure), or (ii) having commenced such cure Tenant does not diligently prosecute the curing thereof, or (iii) if Landlord is, in Landlord's reasonable business judgment, in a better position to accomplish such cure or can accomplish such cure in a more efficient or cost-effective manner than Tenant, or (iv) if a default under the DAA, Parking REA, any CC&Rs, any other Encumbrance, or any Mortgage is, in Landlord's reasonable judgment, likely to occur due to Tenant's failure to cure such failure in a timely manner, then in any such situation Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed as provided in this Lease. All sums so paid and costs so incurred by Landlord, together with interest thereon at the Default Rate from the date Landlord makes such payment or incurs such cost, shall be payable as Additional Charges to Landlord within thirty (30) days after receipt by Tenant of a bill or statement therefor.

         24.      OWNERSHIP OF IMPROVEMENTS/SURRENDER OF PREMISES.

                           (a) OWNERSHIP OF IMPROVEMENTS. All improvements now
existing or hereafter constructed, installed or placed by Tenant on the Premises (including, without limitation, the Building and any Alterations, the "Improvements") shall be the property of Tenant during, and only during, the Term and no longer. Prior to Reinstatement, the Improvements, Tenant's interest in the easements set forth and described in Article 2 of the Declaration (the "Easements") and Tenant's interest in this Lease may not be conveyed, transferred and/or assigned, directly or indirectly, in whole or in part, except as provided in Paragraph 9. After any Reinstatement, the Improvements and Tenant's interest in the Easements and in this Lease may be conveyed, transferred and/or assigned together to a single person, corporation or other entity, provided that the assignment of Tenant's interest in this Lease must comply with the provisions and the restrictions set forth in Paragraph 9. Any attempted conveyance, transfer or assignment of the Improvements, Tenant's interest in the Easements and/or Tenants interest in this Lease, whether voluntarily or by operation of law or otherwise, in violation of this Paragraph shall be void and of no effect whatever. Upon any termination of this Lease, whether by reason of the expiration of the Term hereof, or pursuant to any provision hereof, or by reason of any other cause whatsoever, all of Tenant's right, title and interest in the Improvements and the Easements shall cease and terminate and title to the Improvements and all of Tenant's interest in the Easements shall immediately vest in Landlord, and Tenant shall surrender the Improvements and its interest in the Easements to Landlord as provided in Paragraph 24(b) hereof. No further deed or other instrument shall be necessary to confirm the vesting in Landlord of title to the Improvements and the Easements and the termination of all of Tenant's title and rights thereto and therein. However, upon any termination of this Lease, Tenant, upon request of Landlord, shall execute, acknowledge and deliver to Landlord a quitclaim deed and quitclaim bill of sale confirming that all of Tenant's rights, title and interest in the Improvements and in and to the Easements has expired and that all of Tenant's title and rights thereto and therein has vested in Landlord.

                           (b) DELIVERY OF PREMISES. At the end of the Term or
any renewal thereof or other sooner termination (including partial termination) of this Lease, Tenant will peaceably deliver to Landlord possession of the Premises (or relevant portion thereof) and the Improvements (including, without limitation, the Building and all Alterations (or in the case of a partial termination, the portions thereof corresponding to the portion of the Premises being terminated) that Landlord does not require be removed pursuant to Paragraph 6), by whomsoever made. If at the time of such termination no Reinstatement or Occupancy has occurred, Tenant shall surrender the Premises and Improvements (or relevant portion thereof) in their then-existing condition, "as-is", "where-is" and with all faults; if at the time of such termination Reinstatement has occurred with respect to the Premises (or the portion thereof being terminated), or Tenant is then in Occupancy of the Premises or such portion, Tenant shall deliver the Premises and Improvements (or such portion), in substantially the same condition as received, or first installed, subject to the terms of Paragraphs 6, 21 and 39, subject to normal wear and tear and the rights and obligations of the parties concerning casualty damage pursuant to Paragraph 20. Tenant may, upon the termination of this Lease, remove all

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movable furniture and equipment belonging to Tenant, at Tenant's sole cost, provided that Tenant repairs any damage caused by such removal. Property not so removed by the Expiration Date (or in the event of an earlier termination, within five (5) days of such earlier termination date) shall be deemed abandoned by Tenant, and title to the same shall thereupon pass to Landlord.

                           (c) NO MERGER. The voluntary or other surrender of
this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

         25. WAIVER. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of Rent or Additional Charges by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Monthly Base Rent or Additional Charges. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord or Tenant of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord or Tenant, as applicable.

         26. NOTICES. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail, return receipt requested, reputable overnight carrier, or delivered personally, (i) to Tenant at Tenant's address set forth in the Basic Lease Information; or (ii) to Landlord at Landlord's address set forth in the Basic Lease Information; or (iii) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Paragraph
26. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date the return receipt indicates delivery of or refusal of delivery if sent by certified mail, the day upon which recipient accepts and signs for delivery from a reputable overnight carrier, or on the date a reputable overnight carrier indicates refusal of delivery, or upon the date personal delivery is made. If Tenant is notified in writing of the identity and address of any Mortgagee, Tenant shall give to such Mortgagee notice of any Default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such Mortgagee shall be given the opportunity to cure such Default prior to Tenant exercising any remedy available to it.

         27. TAXES PAYABLE BY TENANT. Tenant shall pay, prior to delinquency, all taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property, if any, located in or about the Premises. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the portion thereof attributable to Tenant's personal property.

         28. ABANDONMENT. After Reinstatement or Occupancy has occurred, Tenant shall not thereafter abandon the Premises at any time during the Term, and if Tenant shall abandon or surrender the Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall thereupon pass to Landlord. Notwithstanding anything to the contrary contained herein, following Reinstatement or Occupancy as to any portion of the Premises, Tenant shall not thereafter vacate such portion of the Premises unless either (a) such vacation would not result in a termination of, limitation on, or other adverse effect on, Landlord's insurance policies, or (b) Tenant pays the incremental premium costs, and assumes responsibility for any increased deductible amounts, to the extent required to cause Landlord's insurance policies to not be terminated, limited or adversely affected as a result of such vacation. For purposes of this Paragraph 28, the Tenant shall not be deemed to have abandoned the Premises solely because the Tenant is not occupying the Premises.

         29.      SUCCESSORS AND ASSIGNS. Subject to the provisions of
Paragraph 9, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective legal and personal representatives, successors and assigns.

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
         30. ATTORNEYS' FEES. If Tenant or Landlord brings any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises and/or Improvements, the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not the action is prosecuted to judgment.

         31. LIGHT AND AIR. Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be lawfully erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder. Landlord has informed Tenant that it has no intention of constructing additional facilities at the Project except those facilities needed to service the Project.

         32. CORPORATE AUTHORITY; FINANCIAL INFORMATION. If Tenant signs as a corporation each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so. If Tenant signs as a partnership or limited liability company, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing partnership or limited liability company, as applicable, that Tenant has and is qualified to do business in California, that Tenant has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the Tenant were authorized to do so and by their signatures bind the Tenant. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties. Tenant hereby further covenants and warrants to Landlord that all financial information and other descriptive information regarding Tenant's business, which has been or shall be furnished to Landlord, is and shall be accurate and complete at the time of delivery to Landlord. If Landlord signs as a corporation each of the persons executing this Lease on behalf of Landlord does hereby covenant and warrant that Landlord is a duly authorized and existing corporation, that Landlord has and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so. Upon Tenant's request, Landlord shall provide Tenant with evidence reasonably satisfactory to Tenant confirming the foregoing covenants and warranties.

         33. PARKING. From and after any Reinstatement or Occupancy, Tenant shall have the right to use the number of parking spaces located in the Project Garage as specified in the Basic Lease Information (which number of required parking spaces [subject to all limitations, restrictions and requirements set forth in this Paragraph 33] shall be defined as the "Minimum Parking") in common with other tenants or occupants of the Project, if any, subject to (i) the City Parking Rights, (ii) the Parking REA, (iii) the Initial CC&Rs, and (iv) any other CC&Rs, other Encumbrances and rules and regulations of Landlord for the Project Garage which may be established or altered by Landlord at any time or from time to time during the Term. Landlord represents and warrants to Tenant that the number of parking spaces constructed by Landlord in connection with the Initial Development of the Project shall be equal to or greater than the minimum number required by the City of Sunnyvale for the Project, and that Landlord will not thereafter voluntarily reduce the number of parking spaces available to the Project below such minimum number except as may be required by Law, development or land use requirements of the City, or in connection with condemnation. A portion of Tenant's Minimum Parking shall consist of eighty (80) reserved parking spaces located in the portion of the Project Garage in the area closest to the elevator and stairs leading to the Building, provided that other than marking and striping the appropriate number of parking spaces as designated for Tenant's use, Landlord shall not be obligated to enforce Tenant's exclusive right to the Minimum Parking provided in this Paragraph 33. Landlord shall deliver any required notice pursuant to the CC&Rs with respect to the designation of such reserved parking spaces. Landlord may, at its option, install a security gate and/or other access devices for the Project Garage (although Landlord shall not be obligated to do so and may discontinue it at any time during the Term), and Landlord shall provide parking passes and/or access keys or cards for the number of parking spaces included in Tenant's Minimum Parking; provided that such items are provided to Tenant solely for use by Tenant, and may not be transferred, assigned (except in connection with an assignment of this Lease), or subleased (except in connection with a sublease of this Lease and then in proportion to the space sublet) without Landlord's prior written approval. No charge or fee (other than the Rent payable hereunder) shall be imposed in exchange for the right of Tenant and its agents, employees, contractors and invitees to have access to or from, or to park in, the Minimum Parking (except for Tenant's liability for Expenses, as set forth in Subparagraph 3(c)) for the Term; provided that Landlord, at its sole election, may charge for the use of parking spaces in the Project Garage in excess of the Minimum Parking, provided that any funds collected by Landlord for parking in the Project (other than pursuant to the Parking REA and/or leases with respect to the Project except to the extent such costs were included previously in Expenses already paid by Tenant pursuant to Paragraph 3(c)) shall be applied to reduce the Project Common Expenses attributable to operation of the Parking Garage. Tenant shall comply, and shall use best efforts to cause Tenant's employees, visitors and invitees to comply, with all rules and regulations prescribed by Landlord from time to time for the Project Garage and any other parking, including any rules, regulations, restrictions, limitations and/or requirements in connection with the City Parking Rights.

         34.      MISCELLANEOUS.

                           (a) DEFINED TERMS. The paragraph headings herein are
for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. The term "Landlord" shall include Landlord and its successors and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

                           (b) GENERAL PROVISIONS. Time is of the essence of
this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the State of California. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or Tenant or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto.

                           (c) SEVERABILITY. If for any reason whatsoever any of
the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

                           (d) QUIET ENJOYMENT. Upon Tenant paying the Monthly
Base Rent and Additional Charges and performing all of Tenant's obligations under this Lease, Tenant shall have quiet and peaceful enjoyment of the Premises during the Term as against all persons or entities lawfully claiming by, through or under Landlord; subject, however, to the provisions of this Lease.

         35. TENANT'S REMEDIES. If any default hereunder by Landlord is not cured within the applicable cure period provided in Paragraph 19(c) (including any Mortgagee's additional cure period), Tenant's exclusive remedies shall be (i) an action for specific performance, or (ii) an action for actual damages. Tenant shall look solely to Landlord's interest in the Premises (including, but not limited to, net proceeds obtained by Landlord from any sale of any portion of the Premises) for the recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership its partners whether general or limited, or if Landlord is a corporation its directors, officers or shareholders, or if Landlord is a limited liability company its members or managers, shall never be personally liable for any such judgment. Any lien obtained to enforce such judgment and any levy of execution thereon shall be subject and subordinate to any Mortgage (excluding any Mortgage which was created as part of an effort to defraud creditors, i.e., a fraudulent conveyance); provided, however that any such judgement and any such levy of execution thereon shall not be subject or subordinated to any Mortgage that is created or recorded in the official records of the county in which the Project is located after the date of the judgement giving rise to such lien. Landlord's interest in the Premises shall include any insurance proceeds received by Landlord which are not controlled by any Mortgagee or other lender. Tenant hereby waives the benefit of any Laws granting it (A) the right to perform Landlord's obligations, or (B) the right to terminate this Lease or withhold Rent on account of any Landlord default, including, without limitation, Sections 1932(1), 1941 and 1942 of the California Civil Code.

         36. REAL ESTATE BROKERS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease or the Original Lease except for (a) Dennis Chambers and Steve Horton of CPS, who acted as Landlord's brokers in connection with the Original Lease, and Thomas Snider of

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
BT Commercial, who acted as Tenant's broker in connection with the Original Lease (collectively, "Original Brokers"), and (b) Tom Loeswick of Colliers International, with whom Tenant has dealt in connection with this amended and restated Lease ("Tenant's Broker"). Landlord shall hold harmless Tenant from all damages resulting from any claims that may be asserted against Tenant by the Original Brokers and/or any one of them and/or any other broker, finder or other person with whom Landlord has or purportedly has dealt in connection with the Original Lease or this amended and restated Lease, and Tenant shall hold harmless Landlord from all damages resulting from any claims that may be asserted against Landlord by Tenant's Broker and/or any other broker, finder or other person (other than the Original Brokers) with whom Tenant has or purportedly has dealt in connection with the Original Lease or this amended and restated Lease.

         37. LEASE EFFECTIVE DATE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         38. SIGNAGE. To the extent approved by the City of Sunnyvale and other applicable governmental authorities, Tenant shall be allowed to use the Building's share of any Project monument signage, and to install exterior signage and signage in the lobby of the Building, subject to this Paragraph 38. Tenant shall have exclusive rights to exterior Building signage so long as Tenant continues to lease more than seventy-five percent (75%) of the Premises. Tenant shall be responsible for the costs related to such signage. All such signage shall be in conformity with standards provided by Landlord. All such signage shall be subject to further approval from Landlord of the exact number, size, location and materials therefor (which consent shall not be unreasonably withheld, delayed or conditioned), approval from the City of Sunnyvale (which shall be Tenant's responsibility to obtain, at Tenant's cost) and compliance with applicable governmental restrictions, including but not limited to, ordinances of the applicable city (at Tenant's cost).

         39. HAZARDOUS SUBSTANCE LIABILITY. Tenant has received from Landlord a copy of the Phase I and Screening Level Phase II Environmental Assessment of the 4.5 Acre Parking Lot Located at South Mathilda Avenue and West Washington Avenue, Sunnyvale, California, dated August 13, 1999, prepared by McLaren /Hart Inc. (the "Environmental Report").

                           (a) DEFINITION OF HAZARDOUS SUBSTANCES. For the
purpose of this Lease, "Hazardous Substances" shall be defined, collectively, as oil, flammable explosives, asbestos, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under applicable environmental laws, ordinance or regulation.

                           (b) TENANT INDEMNITY. Tenant releases Landlord from
any liability for, waives all claims against Landlord and shall indemnify, defend and hold harmless Landlord, its employees, partners, agents, subsidiaries and affiliate organizations against any and all claims, suits, loss, costs (including costs of investigation, clean up, monitoring, restoration and reasonable attorneys' fees), damage or liability, whether foreseeable or unforeseeable, by reason of property damage (including diminution in the value of the property of Landlord), personal injury or death directly arising from or related to Hazardous Substances released, manufactured, discharged, disposed, used or stored on, in, or under the Project or Premises during the Term by any Tenant Parties. The provisions of this Tenant Indemnity regarding Hazardous Substances shall survive the termination of the Lease.

                           (c) LANDLORD INDEMNITY. Landlord releases Tenant from
any liability for, waives all claims against Tenant and shall indemnify, defend and hold harmless Tenant, its officers, employees, and agents to the extent of Landlord's interest in the Project, against any and all actions by any governmental agency for clean up of Hazardous Substances on or under the Project, including costs of legal proceedings, investigation, clean up, monitoring, and restoration, including reasonable attorney fees, if, and to the extent, arising from the presence of Hazardous Substances on, in or under the Project or Premises, except to the extent caused by the release, disposal, use or storage of Hazardous Substances in, on or about the Premises by any Tenant Parties. The provisions of this Landlord Indemnity regarding Hazardous Substances shall survive the termination of the Lease.

                           (d) LIMITED USE. Tenant has informed Landlord that,
except for very immaterial amounts of toxic materials incidental to its office use (e.g.. copier toner), Tenant will not use any Hazardous Substances in

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
material amounts within the Building and shall comply with any applicable laws to the extent that it does. Tenant shall not use any other Hazardous Substances within the Building or Project without the prior written consent of Landlord and any Mortgagee; provided that Landlord shall not unreasonably withhold its consent to such use of other Hazardous Substances if the type of Hazardous Substances and level of use of Hazardous Substances is consistent with typical office uses; provided further, however, that Landlord may withhold its consent in its sole discretion if such use could, in Landlord's reasonable discretion, result in (I) a violation of Laws, the DDA, the CC&Rs, the Parking REA, any other Encumbrance, or any Mortgage, or (II) diminution in the value of the Project or the Building, or (III) increased liability of Landlord, its affiliates, principals, employees or other tenants under any Laws, any Mortgage, any lease or otherwise.

         40. SATELLITE ANTENNAE. During the Term of this Lease, Tenant shall have the right, subject to relevant regulatory approvals, availability of space within the roofscreen (provided that, if this Lease has been partially terminated pursuant to Paragraph 9 or 45, then Tenant's share of the space available within the roofscreen and allocated by Landlord for installation of Antennae shall be in the same proportion to other tenants within the Building as Tenant's Share), and, if this Lease has been partially terminated pursuant to Paragraph 9 or 45, subject to Landlord's consent (with Landlord's consent not to be unreasonably withheld, conditioned or delayed), to install satellite antennae and similar telecommunications systems and equipment ("Antennae") on the roof of the Building in a location satisfactory to both Landlord and Tenant. If Landlord's consent is required, without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Antennae, if Landlord withholds its consent due to concerns regarding the appearance of the Antennae or the impact on structural aspects of the Building, such withholding of consent shall be presumptively reasonable. Tenant shall not be charged additional rent for roof space. Prior to submitting any plans to the City of Sunnyvale or proceeding with any installation of the Antennae, Tenant shall submit to Landlord elevations and specifications for the Antennae. Tenant shall install the Antennae at its sole expense and shall be responsible for any damage caused by the installation of the Antennae or related to the Antennae. At the end of the Term, Tenant shall remove the Antennae from their locations and repair any damage caused by such removal.

         41. OPTION TO RENEW. Upon condition that no Default is continuing under this Lease at the time of exercise or at the commencement of the applicable Extension Term, then Tenant shall have the right to extend the Term of this Lease, with respect to such portion of the Premises as continues to be subject to this Lease as of the commencement of the applicable Extension Term, for five (5) periods of five (5) years each (each, an "Extension Term") following the initial Expiration Date or the Expiration Date as extended by the previous Extension Term, as applicable, by giving written notice ("Exercise Notice") to Landlord at least eighteen (18) months prior to the Expiration of the immediately preceding Term.

         42. RENT DURING EXTENSION TERM. The initial Monthly Base Rent during the first five (5) year Extension Term (the "First Extension Term") shall be the greater of Nine Hundred Thirteen Thousand Three Hundred Forty-Four Dollars ($913,344) or the Fair Market Rental Value (determined as provided below) for the Premises as of the commencement of the First Extension Term. The initial Monthly Base Rent during each subsequent five (5) year Extension Term shall be the greater of the Monthly Base Rent paid during the last month of the immediately preceding Extension Term or the Fair Market Rental Value for the Premises as of the commencement of the applicable Extension Term. On each anniversary of the commencement of each Extension Term throughout such Extension Term, the Monthly Base Rent shall be increased to the amount that is one hundred three percent (103%) of the Monthly Base Rent in effect during the month immediately prior to such anniversary. "Fair Market Rental Value" shall be determined as provided below:

                           (a) Within thirty (30) days after receipt of Tenant's
Exercise Notice, Landlord shall notify Tenant of Landlord's estimate of the Fair Market Rental Value for the Premises, as determined below, for determining Monthly Base Rent during the ensuing Extension Term; provided, however, if Tenant's Exercise Notice is given more than eighteen (18) months before the Expiration Date, Landlord's estimate of Fair Market Rental Value may, but need not be given more than eighteen (18) months before the Expiration Date. Within ten (10) business days after receipt of such notice from Landlord, Tenant shall notify Landlord in writing that it (i) agrees with such rental rate or (ii) disagrees with such rental rate. If Tenant fails to respond within such ten (10) business day period, Landlord shall deliver to Tenant a second notice setting forth Landlord's estimate of Fair Market Rental Value, and failure of Tenant to respond within five (5) business days after receipt of Landlord's second notice shall constitute Tenant's agreement with Landlord's estimate of Fair Market Rental Value. In the event that Tenant disagrees with

Landlord's estimate of Fair Market Rental Value for the Premises, then the parties shall meet and endeavor to agree within fifteen (15) days after Landlord receives Tenant's notice described in the immediately preceding sentence. If the parties cannot agree upon the Fair Market Rental Value within said fifteen (15) day period, then the parties shall submit the matter to binding appraisal in accordance with the following procedure except that in any event neither party shall be obligated to start such procedure sooner than eighteen (18) months before the expiration of the Lease Term. Within fifteen (15) days of the conclusion of the period during which the two parties fail to agree (but not sooner than eighteen (18) months before the expiration of the Lease Term), the parties shall either (i) jointly appoint an appraiser for this purpose or (ii) failing this joint action, each separately designate a disinterested appraiser. No person shall be appointed or designated an appraiser unless such person has at least five (5) years experience in appraising major commercial property in Santa Clara County and is a member of a recognized society of real estate appraisers. If within thirty (30) days after the appointment, the two appraisers reach agreement on the Fair Market Rental Value for the Premises, that value shall be binding and conclusive upon the parties. If the two appraisers thus appointed cannot reach agreement on the Fair Market Rental Value for the Premises within thirty (30) days after their appointment, then the appraisers thus appointed shall appoint a third disinterested appraiser having like qualifications within five (5) days. If within thirty (30) days after the appointment of the third appraiser a majority of the appraisers agree on the Fair Market Rental Value of the Premises, that value shall be binding and conclusive upon the parties. If within thirty (30) days after the appointment of the third appraiser a majority of the appraisers cannot reach agreement on the Fair Market Rental Value for the Premises, then the three appraisers shall each simultaneously submit their independent appraisal to the parties, the appraisal farthest from the median of the three appraisals shall be disregarded, and the mean average of the remaining two appraisals shall be deemed to be the Fair Market Rental Value for the Premises and shall be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the appraiser appointed by it and shall share equally the fees and expenses of the third appraiser. If the two appraisers appointed by the parties cannot agree on the appointment of the third appraiser, they or either of them shall give notice of such failure to agree to the parties and if the parties fail to agree upon the selection of such third appraiser within ten (10) days after the appraisers appointed by the parties give such notice, then either of the parties, upon notice to the other party, may request such appointment by the American Arbitration Association or, on it failure, refusal or inability to act, may apply for such appointment to the presiding judge of the Superior Court of Santa Clara County, California.

                           (b) Wherever used throughout this Paragraph 42, the
term "Fair Market Rental Value" shall mean the fair market rental value of the Premises, using as a guide the rate of monthly base rent which would be charged during the applicable Extension Term in the Mid-Peninsula area for a comparable lease of a parcel of land improved with a high image, Class A office space in comparable condition, of comparable quality, as of the time that the Extension Term commences, with appropriate adjustments regarding taxes, insurance and operating expenses as necessary to insure comparability to this Lease, as the case may be, and also taking into consideration amount and type of parking, location, proposed term of lease, amount of space leased, extent of service provided or to be provided, and any other relevant terms or conditions (including consideration of whether or not the monthly base rent is fixed).

                           (c) In the event of a failure, refusal or inability
of any appraiser to act, his successor shall be appointed by the party who originally appointed him, but in the case of the third appraiser, his successor shall be appointed in the same manner as provided for appointment of the third appraiser.

                           (d) The appraisers shall render their appraisals in
writing with counterpart copies to Landlord and Tenant. The appraisers shall have no power to modify the provisions of this Lease.

                           (e) To the extent that a binding appraisal has not
been completed prior to the expiration of any preceding period for which Monthly Base Rent has been determined, Tenant shall pay Monthly Base Rent at the rate estimated by Landlord, with an adjustment to be made once Fair Market Rental Value is ultimately determined by binding appraisal. In no event shall any such adjustment result in a decrease of the Monthly Base Rent for the Premises below the amount payable by Tenant as of the period immediately preceding the ensuing Extension Term.

                           (f) From and after the commencement of each Extension
Term, all of the other terms, covenants and conditions of the Lease shall also apply; provided that (i) during the fifth and final Extension Term, Tenant shall have no further rights to extend the Term, and (ii) all of the provisions of this Lease that are applicable only from and after a Reinstatement (including, without limitation, Tenant's obligation to pay Expenses and Taxes pursuant to

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
Paragraph 4 and Tenant's obligation to provide a security deposit pursuant to Paragraph 43) shall be applicable and shall bind Landlord and Tenant throughout any and all Extension Terms.

         43.      SECURITY DEPOSIT.

                           (a) OBLIGATIONS SECURED. Immediately upon any
Reinstatement, Tenant shall deliver to Landlord an unconditional, irrevocable, transferable letter of credit (the "Letter of Credit"), in an amount equal to the "Required Amount" (defined in Paragraph 43(d) below) and satisfying the requirements set forth in Paragraph 43(b) below. The Letter of Credit shall secure the Tenant's obligations under this Lease.

                           (b) REQUIREMENTS OF LETTER OF CREDIT. The Letter of
Credit shall be issued by a financial institution acceptable to Landlord and any Mortgagee, in their respective sole discretion, and in form and substance acceptable to Landlord and any Mortgagee, in the reasonable exercise of their respective discretion, with an original term of no less than one year and automatic extensions through the end of the Initial Term or any then-exercised Extension Term of this Lease and sixty (60) days thereafter (the "Letter of Credit"). Landlord shall not unreasonably withhold its approval of such a financial institution if it is a national bank, or a bank branch located in the United States (with an office in the United States allowing the Letter of Credit to be presented to and paid by such office pursuant to procedures acceptable to Landlord in its reasonable discretion) with assets of the issuing bank or bank branch in excess of Twenty Billion Dollars ($20,000,000,000). If Landlord determines at any time, in good faith, that either (I) the issuing bank or bank branch has assets of less than Twenty Billion Dollars ($20,000,000,000), or (II) the issuing bank or bank branch has or intends to close or cease operations from the issuing bank branch, then Landlord may require that Tenant replace the Letter of Credit with a Letter of Credit from a different financial institution acceptable to Landlord, in the reasonable exercise of its discretion, within ten
(10) business days after Tenant's receipt of notice of such requirement from Landlord. The Letter of Credit shall (i) be a stand-by, at-sight, irrevocable letter of credit; (ii) be payable to Landlord, its Mortgagee or their assignees (any of the foregoing, the "Beneficiary"); (iii) require that any draw on the Letter of Credit shall be made only upon receipt by the issuer of a letter signed by a purported authorized representative of the Beneficiary certifying that the Beneficiary is entitled to draw on the Letter of Credit pursuant to this Lease; (iv) allow partial draws; and (v) provide that it is governed by the Uniform Customs and Practice for Documentary Credits (1993 revisions) or the International Standby Practices (ISP 98). Tenant shall keep the Letter of Credit, at its expense, in full force and effect until the sixtieth (60th) day after the Expiration Date or other termination of this Lease, to insure the faithful performance by Tenant of all of the covenants, terms and conditions of this Lease, including, without limitation, Tenant's obligations to repair, replace or maintain the Building. The Letter of Credit shall provide at least thirty (30) days' prior written notice to Landlord and the Beneficiary of cancellation or material change thereof.

                           (c) DRAWS ON LETTER OF CREDIT.

                                    (i)      PARTIAL DRAW. At any time after a
         Default occurs under the Lease, and provided that no "Draw Event" (as defined below) has then occurred, the Beneficiary may present its written demand for payment of a portion of the amount of the Letter of Credit as is required to compensate Landlord for damages incurred as a result of such Default, and the funds so obtained from the Letter of Credit shall become due and payable to the Beneficiary.

                                    (ii)     FULL DRAW. At any time after a Draw
         Event occur, the Beneficiary may present its written demand for payment of the entire face amount of the Letter of Credit (or, at the Beneficiary's sole election, for payment of a portion of the amount of the Letter of Credit as is required to compensate Landlord for damages incurred, with subsequent demands at the Beneficiary's sole election as Landlord incurs further damages) and the funds so obtained shall become due and payable to the Beneficiary. The Beneficiary may retain such funds to the extent required to compensate Landlord for damages incurred, or to reimburse Landlord as provided herein, in connection with any such Default or other Draw Event, and any remaining funds shall be held as a cash security deposit.

                                    (iii)    "DRAW EVENT" DEFINED. A "Draw
         Event" shall mean any of the following: (I) Tenant does not replace the Letter of Credit with a new Letter of Credit in the full Required Amount within ten (10) days after Landlord makes a partial draw thereon in connection with a Default pursuant to Paragraph 43(c)(i); (II) Tenant is the subject of an Insolvency Proceeding; (III) the Lease is terminated by

         Landlord due to a Tenant Default; (IV) the Letter of Credit is not replaced with a Letter of Credit from a different financial institution if and when required by Paragraph 43(b); (V) the Letter of Credit is not extended within thirty (30) days prior to its expiration; and (VI) a Default occurs under this Lease at a time when Tenant is in "Chronic Default" (as defined below). Tenant shall be in "Chronic Default" under this Lease at any time that Landlord has delivered a notice of Tenant's failure to perform any of its obligations hereunder and/or assessed a late charge pursuant to Paragraph 3(d) during the previous six months, or more than two (2) times during the previous twenty-four (24) months, regardless in each case of whether such failure was cured by Tenant within any applicable grace or cure period; provided, however, that any such notice of failure to perform relating to a non-monetary failure to perform which was disputed, in good faith, by Tenant and ultimately determined (by agreement of the parties, arbitration or judicial action) not to be a violation of this Lease shall not be considered for purposes of determining whether such condition has been met.

                                    (iv)     REPLACEMENT AFTER DRAW. If Landlord
         or the Beneficiary uses any portion of the Letter of Credit, or the cash security deposit resulting from a draw on the Letter of Credit, to cure any Default by Tenant hereunder and/or for any other reason permitted or contemplated by this Paragraph 43, Tenant shall provide a replacement Letter of Credit in the Required Amount within ten (10) days of notice from Landlord or the Beneficiary, and Tenant's failure to do so shall be a Default hereunder without benefit of grace or cure periods. Any unused portion of the funds so obtained by Landlord or the Beneficiary shall be returned to Tenant upon replacement of the Letter of Credit in the full Required Amount.

                           (d) REQUIRED AMOUNT. The term "Required Amount"
initially shall mean an amount equal to Monthly Base Rent plus Landlord's estimate of Additional Charges for Real Estate Taxes and Expenses for the twelve month period immediately following Reinstatement (such amount being defined herein as the "Initial Required Amount"). Tenant shall be entitled to reduce the Required Amount of the Letter of Credit on each of the seventh through eleventh anniversaries of Reinstatement (to the extent such anniversaries occur during the Term) in the amount of one-sixth (1/6th) of the Required Amount (as it exists as of the sixth anniversary of Reinstatement, if such anniversary occurs during the Term) on each such anniversary, and such reduced amount from time to time shall be the "Required Amount" under this Paragraph 43, so long as (i) Tenant is not in Default (and no event has occurred which, with the passage of time or giving of notice or both, would constitute a Default) under this Lease on such anniversary date, and (ii) Tenant is not in Chronic Default under this Lease on such anniversary date.

                           (e) [INTENTIONALLY DELETED ]

                           (f) ASSIGNMENT OF LETTER OF CREDIT/MORTGAGEE.
Landlord shall be entitled to assign the Letter of Credit and its rights thereto from time to time in connection with an assignment of this Lease to a Mortgagee as security for the obligations of Landlord to such Mortgagee, or in connection with a sale or other transfer of Landlord's interest in all or a portion of the Project (provided that, in each instance, Landlord pays any bank fees associated with any transfer of the Letter of Credit). Tenant shall cooperate with Landlord in connection with any modifications of or amendments to the Letter of Credit that may be reasonably requested by any Mortgagee and/or in connection with any such assignment. At Landlord's sole election, Landlord may also direct Tenant to cause the Letter of Credit to directly name a Mortgagee as the sole beneficiary thereunder.

                           (g) CONVERSION OF DEPOSIT TO LOAN. Landlord and
Tenant acknowledge and agree that, if Tenant defaults under this Lease and fails to fully cure such default within the applicable cure period and Landlord elects to pursue its remedies under California Civil Code Section 1951.2 or under this Lease to terminate this Lease (any such event, a "Landlord Action"), (i) Landlord will incur certain damages, costs and expenses, including, without limitation, marketing costs, commissions, relocation costs, tenant improvement costs, and carrying costs in connection with releasing the Premises, in addition to the other damages, costs and expenses Landlord may incur as a result of such default and/or other defaults under this Lease (all of the foregoing collectively, "Default Damages"); (ii) Landlord has no assurance of a source of funds to cover such Default Damages other than the proceeds of the Letter of Credit (or cash collateral); and (iii) the proceeds of the Letter of Credit (or cash collateral) should be available to Landlord to apply to Default Damages, even if the amount thereof exceeds that amount to which Landlord is ultimately determined to be entitled under this Lease and pursuant to applicable law. Accordingly, at the sole election of the Beneficiary, the Beneficiary shall be entitled to draw the full amount of the Letter of Credit (or the full amount of cash collateral shall be released to the Beneficiary) which is then existing (after any previous application of funds by Landlord or the Beneficiary and/or replenishment by Tenant pursuant to this Paragraph 43), simultaneously with commencement of a Landlord Action or at any time thereafter. All proceeds thereof in excess of amounts applied (pursuant to Paragraph 43(c)) to Default Damages incurred by Landlord prior to commencement of the Landlord Action shall be deemed a loan from Tenant to Landlord (the "Default Loan"). The Default Loan shall be unsecured and shall not bear interest, and repayment thereof shall be limited to the terms and conditions set forth in this paragraph. Any sums to which Landlord from time to time becomes entitled hereunder and pursuant to law as a result of Tenant's Default and any previous Defaults of the Lease, to which the Letter of Credit (or cash collateral) has not previously been applied pursuant to Paragraph 43(c), shall be offset against the principal balance of the Loan. The amount of the Default Loan remaining, if any, after such offset shall be referred to herein as the "Excess Amount." The Excess Amount shall be payable by Landlord to Tenant from, and only from, first any proceeds from the Letter of Credit (or cash collateral) which have not been applied to Default Damages incurred by Landlord after the same are finally determined (the "Remaining Proceeds"), and then Excess Rent. The Remaining Proceeds shall be paid by Landlord to Tenant promptly upon final determination after the entire Premises are leased to a third party or parties "Excess Rent" shall mean the amount by which (x) rent received by Landlord (from the tenant or tenants leasing all or any portion of the Premises after Tenant's default) in any month exceeds (y) the amount of rent that would have been payable under this Lease for such month if this Lease had not been terminated. Landlord shall pay Tenant one-half of the Excess Rent until the earlier of (A) the date the Excess Amount is fully repaid or (B) the date that would have been the Expiration Date of this Lease. Any remaining balance of the Default Loan on such date shall be deemed forgiven. If the Default Loan is insufficient to cover all Default Damages, Tenant shall pay Landlord any such shortfall immediately upon demand by Landlord, and Landlord shall have all rights and remedies available at law or elsewhere in the Lease with respect to such shortfall.

         44. ARBITRATION. ANY CONTROVERSY OR CLAIM ARISING OUT OF THE MATTERS EXPRESSLY MADE SUBJECT TO ARBITRATION PURSUANT TO THIS LEASE SHALL BE SETTLED BY ARBITRATION CONDUCTED IN SAN MATEO OR SANTA CLARA COUNTY, CALIFORNIA, IN ACCORDANCE WITH THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE PREVAILING PARTY IN SUCH ARBITRATION SHALL BE ENTITLED TO ATTORNEYS' FEES AND COSTS. "PREVAILING PARTY" SHALL MEAN THAT PARTY WHO RECEIVES SUBSTANTIALLY THE RELIEF REQUESTED, WHETHER BY SETTLEMENT OR JUDGMENT.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF MATTERS EXPRESSLY MADE SUBJECT TO ARBITRATION PURSUANT TO THIS LEASE DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

Consent to neutral arbitration by:  JM    Landlord  DD  Tenant
                                  -------          ----
         45.      REINSTATEMENT.

                           (a) REINSTATEMENT EVENTS. "Reinstatement" shall
occur, if at all, only as the result of an affirmative written election by Tenant to cause a Reinstatement to occur or to exercise an option to extend for the First Extension Term, either which election has been approved in writing by Guarantor. Reinstatement may occur with respect to all or any portion of the Premises, as applicable, in accordance with and on the earliest to occur of the following:

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
                                    (i)      At Tenant's sole option,
         exercisable at any time after the second anniversary of the Commencement Date by delivery of written notice to Landlord, Tenant may elect to cause a Reinstatement with respect to the entire Premises only (but excluding any previously Surrendered Premises);

                                    (ii)     If Tenant exercises an option to
         extend the Term under Paragraph 41 hereof, then upon commencement of the First Extension Term, Reinstatement shall occur with respect to the entire Premises (but excluding any previously Surrendered Premises); and

                                    (iii)    If Landlord delivers an
         Acceleration Notice (as defined below) and Tenant elects, by written notice to Landlord within five (5) days after receipt of Landlord's Acceleration Notice, to cause a Reinstatement to occur, then Reinstatement shall occur with respect to the Acceleration Portion pursuant to Paragraph 45(c) below.

                           (b) REINSTATEMENT TERMS. The following terms and
conditions shall apply from and after any Reinstatement:

                                    (i)      If Reinstatement occurs during the
         Initial Term, Monthly Base Rent shall be revised to be as follows (such amounts as they exist from time to time being defined for purposes of the calculation of the Reinstatement Payment pursuant to clause (iii) below and for purposes of calculating damages pursuant to Paragraph 19(b) as the "Monthly Modified Rent"):

                  Lease Year 1 - $724,082 per month
                  Lease Year 2 - $759,376 per month
                  Lease Year 3 - $795,905 per month
                  Lease Year 4 - $833,713 per month
                  Lease Year 5 - $872,844 per month

"Lease Year" shall mean each twelve (12) consecutive month period commencing on the Commencement Date and each anniversary of the Commencement Date.

                                    (ii)     If Reinstatement occurs during the
         Initial Term, the "Reinstatement Payment" (as defined below) shall be due and payable within ten (10) days after the effective date of such Reinstatement, and failure by Tenant to make such payment within such
         (10) ten day period shall render the Reinstatement null and void at Landlord's option. The Reinstatement Payment shall be an amount equal to the sum of the difference between the Monthly Modified Rent and the Monthly Base Rent for each month (or partial month, prorated) from the Commencement Date to and including the effective date of Reinstatement.

                                    (iii)    Prior to the effective date of any
         Reinstatement, Tenant shall provide to Landlord a letter of credit that complies with the requirements of Paragraph 43, in an Initial Required Amount equal to twelve (12) months Monthly Base Rent (as revised pursuant to Subparagraph 45(b) above and/or Paragraph 42), and failure by Tenant to deliver such letter of credit at such time shall render the Reinstatement null and void at Landlord's option.

                                    (iv)     From and after such Reinstatement,
         Tenant shall pay to Landlord all Additional Charges for Expenses and Real Estate Taxes that accrue after Reinstatement, pursuant to Paragraph 3.

                           (c) LANDLORD ACCELERATION RIGHT. Prior to expiration
of the Initial Term, Landlord may, at its sole election, require Tenant to elect whether to cause a Reinstatement to occur with respect to the entire Premises or a portion of the Premises consisting of the airspace within and corresponding to one or more full floors of the Building located within the Premises by delivering written notice (the "Acceleration Notice") to Tenant identifying the portions of the Premises (stated as floors of the Building, or the entire Building) for which Landlord makes such election (the "Acceleration Portion"), provided that if the Acceleration Portion is less than the entire Premises, such partial Premises may not consist of less than an entire floor of the Building nor include any partial floors within the Building. Landlord's Acceleration Notice shall specify, at Landlord's sole option, whether Tenant may elect to

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Reinstate with respect to portions of the Acceleration Portion or only with respect to the entire Acceleration Portion. Tenant shall have five (5) days after receipt of an Acceleration Notice to elect by written notice to Landlord whether to cause a Reinstatement to occur, and any such Reinstatement shall be effective as of the date of such written notice to Landlord. Tenant's failure to notify Landlord in writing during such five (5) day period of Tenant's election to cause a Reinstatement shall be deemed Tenant's election not to cause a Reinstatement to occur with respect to the entire Acceleration Portion or any portion thereof. If, after receipt of an Acceleration Notice, Tenant elects not (or is deemed to have elected not) to cause a Reinstatement to occur with respect to the Acceleration Portion, or any portion thereof, or if Landlord does not also receive Guarantor's written approval of such election by Tenant within such five (5) day period, then this Lease shall automatically terminate with respect to the Acceleration Portion (or the portion as to which Tenant has not elected to cause a Reinstatement or Guarantor has not approved a Reinstatement), as determined in accordance with Paragraph 45(d), on the earlier of Tenant's written notice to Landlord or the expiration of such five (5) business day period following the Acceleration Notice. Immediately upon such termination, Tenant shall (i) surrender possession to Landlord of the Acceleration Portion (or portion thereof) including such of the Improvements as are located therein, in accordance with Section 24, and (ii) if such termination applies to the entire Premises (or the entire remaining portion of the Premises as to which the Lease then applies), the Monthly Base Rent that would have been payable under this Lease from the effective date of such termination until the expiration of the Initial Term shall be automatically converted to an unsecured promissory note from Tenant to Landlord, payable in equal monthly installments equal to the Monthly Base Rent hereunder, and with a maturity date of the expiration date of the Initial Term. Tenant shall execute and deliver such promissory note, in the form attached hereto as Exhibit "F" (the "Lease Termination Note"), to Landlord upon demand. Upon a termination of less than all of the Premises, the Monthly Base Rent shall be unaffected, and shall continue to be payable as the Monthly Base Rent for the portion of the Premises as to which no termination has occurred.

                           (d) PARTIAL TERMINATION. If, in response to a
Landlord Acceleration Notice for less than the entire Premises, this Lease is terminated with respect to a portion of the Premises, or if pursuant to Paragraph 9(d) this Lease terminates with respect to a portion of the Premises as a result of a Recapture, then the following shall immediately apply, and this Lease shall automatically be modified accordingly:

                                    (i)      The "Premises" under this Lease
         shall be a tenancy-in-common interest in the Parcel (the "Initial Premises"), equal to a percentage determined by dividing the number of floors in the Building that are not included in the "Surrendered Premises" pursuant to clause (iii) below by six.

                                    (ii)     Landlord shall hold, without
         encumbrance by this Lease, a tenancy-in-common interest in the remaining portion of the Initial Premises.

                                    (iii)    Ownership of the floors of the
         Building that were, as applicable, either (A) included in Landlord's Acceleration Notice and for which Tenant did not elect to Reinstate, or
         (B) included in Tenant's Availability Notice and for which Landlord elected to Recapture pursuant to Paragraph 9(c) (all of the foregoing, as they may exist from time to time, being defined herein as the "Surrendered Premises"), shall revert to Landlord in accordance with Paragraph 24, and Tenant shall immediately vacate and surrender the Surrendered Premises to Landlord. Thereafter, Landlord shall retain ownership, possession and control over the Surrendered Premises throughout the remaining Term.

                                    (iv)     If such reduction in the Premises
         occurs after a Reinstatement, then Tenant's Share shall be a percentage determined by dividing the rentable area of the portions of the Initial Premises that are not included in the Surrendered Premises by the Rentable Area of the entire Building as set forth in the Basic Lease Information. For purposes of this Paragraph 45, the rentable area of each floor of the Building shall be as follows, which amounts shall be conclusive and binding on the parties and not subject to remeasurement:

                  Floor 1 - 36,360 rentable square feet
                  Floor 2 - 36,360 rentable square feet
                  Floor 3 - 35,255 rentable square feet
                  Floor 4 - 35,255 rentable square feet
                  Floor 5 - 35,255 rentable square feet
                  Floor 6 - 34,310 rentable square feet

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
                                    (v)      Tenant shall at all times provide
         reasonable and appropriate access to the Surrendered Premises and use of any common facilities within the Building (including, at Landlord's election and as reasonable under the circumstances, by the designation of "building common areas" as appropriate for the use of and access to the Surrendered Premises, including provision of any utilities and services for such Surrendered Premises).

                                    (vi)     Tenant's Minimum Parking shall be
         reduced to Tenant's Share of the number of parking spaces included in Tenant's Minimum Parking.

                                    (vii)    If after giving effect to such
         termination Tenant continues to lease seventy-five percent (75%) or less of the Premises, Tenant's rights with respect to any monument or other Project signage and the roof space (for Satellite Antennae) shall be reduced in the same proportion as the Minimum Parking.

Promptly after request from Landlord, Tenant shall enter into any amendment to this Lease or other documentation reasonably requested by Landlord in connection with any such termination of this Lease as to a portion of the Premises (which may include, without limitation, provisions regarding the modifications set forth in this Paragraph 9(d)) and reversion of the Surrendered Premises and/or non-rentable portions of the Building to Landlord, which amendment shall be in the form attached hereto as Exhibit "G".

                           (e) PARTIAL REINSTATEMENT. If, in response to a
Landlord Acceleration Notice for less than the entire Premises, Tenant elects to Reinstate this Lease with respect to a portion of the Premises, then the following terms and conditions shall immediately apply, and this Lease shall automatically be modified accordingly:

                                    (i)      Monthly Base Rent shall be modified
         to be, from time to time throughout the remaining Term, the sum of (A) an amount determined by multiplying the then-applicable Monthly Base Rent set forth in the Basic Lease Information by a fraction, the numerator of which is the rentable area of the portion of the Initial Premises that is not subject to Reinstatement (for such purposes, determined by the portion of the Building that is not included in the Reinstatement and based on the rentable area for each floor set forth in Subparagraph 45(d)(iv)) and the denominator of which is the Rentable Area of the entire Building, plus (B) an amount determined by multiplying the then-applicable Monthly Modified Rent by a fraction, the numerator of which is the rentable area of the portion of the Initial Premises that is subject to Reinstatement (for such purposes, determined by the portion of the Building that is included in the Reinstatement and based on the rentable area for each floor set forth in Subparagraph 45(d)(iv)) and the denominator of which is the Rentable Area of the entire Building.

                                    (ii)     Tenant's Share shall be the
         percentage determined by a fraction, the numerator of which is the rentable area of the portion of the Initial Premises as to which Reinstatement or Occupancy has occurred (based on the rentable area for each floor set forth in Subparagraph 45(d)(iv)) and the denominator of which is the Rentable Area of the entire Building.

                                    (iii)    The Initial Required Amount of the
         security deposit required by Paragraph 43 shall be an amount equal to "Tenant's Share" of the Initial Required Amount specified in Paragraph 43(d).

         46. TENANT TERMINATION RIGHT. At Tenant's sole option, exercisable at any time after the second anniversary of the Commencement
Date by delivery of written notice to Landlord, but only if Tenant's sole member is being merged or substantially all of its assets are being acquired, Tenant may elect to terminate this Lease

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
in its entirety, provided that, as a condition to such termination, Tenant immediately vacates and surrenders possession of the Premises and Improvements as required by Paragraph 24 and pays to Landlord the Monthly Base Rent that, but for such termination, would be payable under this Lease through the expiration of the Initial Term.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:                                  TENANT:
--------                                   ------
M-F Downtown Sunnyvale, LLC,               HANDSPRING FACILITY COMPANY, LLC,
a Delaware limited liability company       a Delaware limited liability company

                                           By:  Handspring, Inc., a Delaware
                                                corporation
By:  M-D Ventures, Inc., a California      Its: Managing Member
     Corporation, its Manager
                                                By:  /s/ Donna Dubinsky
                                                     ________________________
                                                Its:     CEO
                                                     ________________________
     By: /s/ John Mozart
         __________________________
         John Mozart, its President

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